A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in the provinces of Ontario, British Columbia and Alberta, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-218295

Relating to Preliminary Prospectus Supplement dated June 22, 2020.

No securities regulatory authority has expressed an opinion about any information contained herein and it is an offence to claim otherwise. This preliminary short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this preliminary short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of the issuer at 665 Anderson Street, Winnemucca, Nevada 89445 USA, Telephone: (613) 226-9881, and are also available electronically at www.sedar.com.

The Corporation has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the prospectus supplement (the “prospectus supplement”) and prospectus for this offering in that registration statement, the documents incorporated by reference therein and other documents the Corporation has filed with the SEC for more complete information about the Corporation and this offering. You may get these documents for free by EDGAR at the SEC web site at www.sec.gov. The prospectus supplement, together with the prospectus, is attached hereto and incorporated herein.

PRELIMINARY SHORT FORM PROSPECTUS

New Issue	June 22, 2020

MINIMUM OFFERING: US$3,000,000 (● OFFERED SHARES)

MAXIMUM OFFERING: US$4,000,000 (● OFFERED SHARES)

PRICE: US$● PER OFFERED SHARE

This short form prospectus (the “Prospectus”) qualifies the distribution of a minimum of ● shares (the “Offered Shares”) of common stock (the “Minimum Offering”) and a maximum of ● Offered Shares (the “Maximum Offering”, and, together with the Minimum Offering, the “Canadian Offering”), par value of US$0.01 per share (“Common Stock”) of Paramount Gold Nevada Corp. (“Paramount” or the “Corporation”) at a public offering price of US$● per Offered Share (the “Offering Price”) for aggregate gross proceeds of a minimum of US$3.0 million and a maximum of US$4.0 million.

The Offered Shares will be offered pursuant to the terms of an agency agreement (the “Agency Agreement”) dated as of June ●, 2020 among Canaccord Genuity Corp. and Cantor Fitzgerald Canada Corporation (collectively, the “Agents”) and the Corporation. The Canadian Offering will only be taking place in Canada and no offers or sales of Offered Shares will be made in the United States. See “Plan of Distribution”. Concurrent with the Canadian Offering, the Corporation is also conducting a registered direct offering of securities of the Corporation in the United States (the “US Offering” and together with the Canadian Offering, the “Offerings”), with the Offerings being registered under the terms of a registration statement on Form S-3 (the “Registration Statement”) filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains a form of U.S. prospectus dated June ●, 2020 (the “U.S. Prospectus”), a copy of which is attached to and forms part of and is incorporated in this Prospectus. No offers or sales of securities of the Corporation will be made by the Agents in the US Offering.

The outstanding shares of Common Stock (the “Common Shares”) are listed and posted for trading on the NYSE American LLC (the “NYSE American”) under the symbol “PZG”. On June 19, 2020, the last trading day prior to the date of this Prospectus and the announcement of the Offerings, the closing price per Common Share on the NYSE American was US$1.10.

The Corporation has made an application to the NYSE American to list the Offered Shares. Listing will be subject to the Corporation fulfilling all of the requirements of the NYSE American.

The terms of the Canadian Offering, including the Offering Price, were determined by negotiation between the Corporation and the Agents.

Offering Price: US$● per Offered Share

	Price to public	Agents’ Fee(1)	Net Proceeds to the Corporation(2)
Per Offered Share	US$●	US$●	US$●
Minimum Offering(3)	US$3,000,000	US$120,000	US$2,880,000
Maximum Offering(3)	US$4,000,000	US$180,000	US$3,820,000

Notes:

(1)

Upon closing of the Canadian Offering, the Corporation has agreed to pay the Agents a cash fee (the “Agents’ Fee”) equal to 6% of the gross proceeds from the Canadian Offering, except in respect of the sale of Offered Shares made to certain pre-identified purchasers (the “President’s List Purchasers”), in respect of which the Agents will be paid an Agents’ Fee equal to 3% of the aggregate gross proceeds of the sale of the Offered Shares to President’s List Purchasers. The Corporation has agreed to reimburse the Agents reasonable out-of-pocket expenses and the reasonable fees and disbursements of Canadian and United States legal counsel to the Agents.

(2)

Assuming President’s List Purchasers will subscribe for US$2,000,000 of Offered Shares. After deducting the Agents’ Fee, but before deducting the expenses of the Offerings, which expenses Paramount estimates will be approximately US$175,000 and will be paid from the proceeds of the Offerings.

(3)	Includes proceeds raised from the US Offering. The Agents will not receive a fee for offers and sales of securities of the Corporation in the US Offering.

Investing in the Offered Shares is speculative and involves significant risks. You should carefully review and evaluate the risk factors contained in this Prospectus and in the documents incorporated by reference herein before purchasing the Offered Shares, see “Forward-Looking Information” and “Risk Factors”. Potential investors are advised to consult their own legal counsel and other professional advisors in order to assess the income tax, legal and other aspects of the Canadian Offering.

The Canadian Offering is not underwritten or guaranteed by any person. The Canadian Offering is being conducted on a “best efforts” agency basis by the Agents who conditionally offer the Offered Shares for sale, pursuant to the approval of certain legal matters by Gowling WLG (Canada) LLP, on behalf of the Corporation, and by Borden Ladner Gervais LLP on behalf of the Agents. A minimum of US$3.0 million is to be raised pursuant to the Offerings and a maximum of US$4.0 million is to be raised pursuant to the Offerings. See “Plan of Distribution”.

Subscriptions for the Offered Shares will be received subject to rejection or allotment, in whole or in part, and the Agents reserve the right to close the subscription books at any time without notice. Closing of the Offerings is expected to take place on June 30, 2020, or such other date as may be agreed upon by the Corporation and the Agents (the “Closing Date”).

-ii-

It is anticipated that the Corporation will arrange for the instant deposit of the Offered Shares distributed under this Prospectus under the book-based system of registration, to be registered in the name of the Depositary Trust Company (“DTC”) and the Offered Shares will be deposited with, or on behalf of, DTC on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of Offered Shares will receive only a customer confirmation from the Agents or other registered dealer who is a DTC participant and from or through whom a beneficial interest in the Offered Shares is purchased.

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus. The financial statements included or incorporated by reference in this Prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers. The Corporation and the Agents have not authorized anyone to provide purchasers with information different from that contained or incorporated by reference in this Prospectus. The Agents are offering to sell and seeking offers to buy the Offered Shares only in jurisdictions where, and to persons whom, offers and sales are lawfully permitted. This Prospectus has been prepared only for the benefit of prospective investors in the Canadian jurisdictions in which it has been filed.

Prospective investors are advised to consult their own tax advisors regarding the application of Canadian and U.S. federal income tax laws to their particular circumstances, as well as any other provincial, foreign and other tax consequences of acquiring, holding or disposing of the Offered Shares.

The Corporation was incorporated under the General Corporation Law of the State of Nevada, USA, and certain of its directors and officers providing the certificate forming part of this Prospectus reside outside of Canada. Although the Corporation has appointed Gowling WLG (Canada) LLP, 160 Elgin St., Suite 2600, Ottawa, Ontario K1P 1C3, as its agent for service of process in Canada, it may not be possible for investors to enforce judgments obtained in Canada against the Corporation and certain of its directors and officers.

The Corporation’s head office is located at 665 Anderson Street, Winnemucca, Nevada 89445, USA. The Corporation’s website address is www.paramountnevada.com. The Corporation’s registered office is located at 50 W Liberty St., Suite 750, Reno, Nevada 89501, USA.

Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus. Subject to the Corporation’s obligations under applicable Canadian securities laws, the information contained in this Prospectus is accurate only as of the date of this Prospectus regardless of the time of delivery of the Prospectus or of any sale of the Offered Shares.

-iii-

-iv-

You should rely only on the information contained in or incorporated by reference in this Prospectus in connection with an investment in the Offered Shares. The Corporation has not authorized anyone to provide you with different information. The Corporation is not making an offer of the Offered Shares in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus and the documents incorporated by reference in this Prospectus were obtained from market research, publicly available information and industry publications. The Corporation believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Corporation has not independently verified such information and does not make any representation as to the accuracy of such information.

In this Prospectus, unless the context otherwise requires, references to “Paramount” or the “Corporation”, refer to Paramount Gold Nevada Corp. together with its Subsidiaries (as defined below).

-v-

FORWARD-LOOKING INFORMATION

This Prospectus, and the documents incorporated by reference into this Prospectus, contain forward-looking information within the meaning of Canadian securities laws. This forward-looking information may contain certain references to future expectations and other forward-looking statements and information relating to the Corporation’s financial condition, results of operations and business. These statements include, among others:

•	statements about the Corporation’s anticipated use of proceeds from the Offerings;

•

statements about the Corporation’s anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of its properties;

•	statements concerning the benefits or outcomes that the Corporation expect will result from its business activities; and

•	statements of the Corporation’s expectations, beliefs, future plans and strategies, anticipated developments, business objectives and other matters that are not historical facts.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives or future events or performance (often, but not always, using words or phrases such as “may”, “could”, “should”, “would”, “believe”, “estimate”, “expect”, “anticipate”, “plan”, “forecast”, “potential”, “intend”, “continue”, “project” and similar expressions) speak only as of the date the statement is made, are not statements of historical fact and may be forward-looking information (collectively referred to in the following information simply as “forward-looking statements”). In addition, statements concerning mineral resource estimates constitute forward-looking statements to the extent that they involve estimates of the mineralization expected to be encountered if a mineral property is developed.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements will prove to be accurate. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Further, the information contained in this document or incorporated herein by reference is a statement of the Corporation’s present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Factors that could cause actual results to differ materially from these forward-looking statements include:

•	the impact of global supply chain and financial market disruptions as a result of the ongoing COVID-19 crisis;

•

the risks and hazards inherent in the exploration mining businesses (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions);

•	changes in the market prices of gold and silver and a sustained lower price environment;

•	the uncertainties inherent in the Corporation’s exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions and grade variability;

•	any future labor disputes or work stoppages (involving the Corporation or third parties);

•	the uncertainties inherent in the estimation of gold and silver reserves and mineralized material;

•	changes that could result from the Corporation’s future acquisition of new mining properties or businesses;

•	the effects of environmental and other governmental regulations; and

•	the Corporation’s ability to raise additional financing necessary to conduct its business,

as well as other factors described elsewhere in this Prospectus, the accompanying U.S. Prospectus, the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the “Form 10-K”), the documents incorporated by reference herein and in other filings the Corporation makes with securities commissions or similar authorities in Canada and the SEC. This list is not exhaustive of the factors that may affect any of the Corporation’s forward-looking statements. Forward-looking statements consist of statements about the future and are inherently uncertain, and actual achievements of the Corporation or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors”, elsewhere in this Prospectus and in documents incorporated by reference herein. In addition, although the Corporation has attempted to identify important factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward-looking statements, there may be other factors that cause achievements, events or conditions not to be as anticipated, estimated or intended. Many of the foregoing factors are beyond the Corporation’s ability to control or predict.

The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management on the date the statements are made and the Corporation does not assume any obligation to update forward-looking statements, except as required by applicable securities laws, if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, investors should not place undue reliance on forward-looking information.

The forward-looking information contained in this Prospectus and the documents incorporated herein by reference herein and therein are qualified by the foregoing cautionary statements.

CAUTIONARY NOTE REGARDING TECHNICAL DISCLOSURE

This Prospectus uses the terms “measured”, “indicated” and “inferred” resources. Paramount caution investors that, while such terms are recognized and required pursuant to National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), the SEC does not recognize them. Investors are cautioned not to assume that any part of or all mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources”, in particular, have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under NI 43-101, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies. Investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally minable.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The Corporation publishes its consolidated financial statements in U.S. dollars. All references in this Prospectus to “dollars”, “$” or “US$” are to U.S. dollars and all references to “CAD$” are to Canadian dollars, unless otherwise noted. The following table presents, in Canadian dollars, (i) the daily average exchange rate in effect at the end of the period; (ii) the high and low daily average exchange rate during such period; and (iii) the daily average exchange rate for such period, for one U.S. dollar, expressed in Canadian dollars, as quoted by the Bank of Canada.

Fiscal Year Ended June 30	2018		2019
End of Period	CAD$	1.3168	CAD$	1.3087
High	CAD$	1.3310	CAD$	1.3642
Low	CAD$	1.2128	CAD$	1.2803
Average	CAD$	1.2731	CAD$	1.3235

The average exchange rate is calculated using the average of the exchange rates on the last business day of each month during the applicable fiscal year. As of June 19, 2020, the daily exchange rate for the conversion of one U.S. dollar into Canadian dollars was CAD$1.3587, as quoted by the Bank of Canada.

ELIGIBILITY FOR INVESTMENT

Based on the current provisions of the Tax Act and the Regulations, if the Offered Shares were issued on the date hereof and listed on a “designated stock exchange” as defined in the Tax Act (which includes the NYSE American), then the Offered Shares would, at that time, be a “qualified investment” under the Tax Act and the Regulations for a trust governed by a “registered retirement savings plan” (“RRSP”), “registered retirement income fund” (“RRIF”), “tax-free savings account” (“TFSA”), “registered education savings plan” (“RESP”), “deferred profit sharing plan” (“DPSP”) or “registered disability savings plan” (“RDSP”), as those terms are defined in the Tax Act (collectively but not including a DPSP, the “Registered Plans”).

Notwithstanding that an Offered Share may be a qualified investment for a trust governed by a Registered Plan, if the Offered Share is a “prohibited investment” within the meaning of the Tax Act for a Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to penalty taxes as set out in the Tax Act. The Offered Shares will generally be a “prohibited investment” for a Registered Plan if the holder, annuitant or subscriber, as the case may be, does not deal at arm’s length with the Corporation for the purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in the Corporation. However, the Offered Shares will not be a prohibited investment if the Offered Shares are “excluded property” within the meaning of the Tax Act for the Registered Plan.

Holders, annuitants and subscribers of Registered Plans should consult their own tax advisors with respect to whether Offered Shares would be prohibited investments having regard to their particular circumstances.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in Ontario, British Columbia and Alberta (collectively, the “Commissions”). The Corporation is a “SEC foreign issuer” pursuant to National Instrument 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers (“NI 71-102”). The Corporation satisfies its Canadian continuous disclosure requirements by complying with the disclosure requirements of the United States as permitted by NI 71-102 and accordingly, the documents set out below are filings required by United States securities laws other than the Grassy Mountain Report (as defined below) and the Sleeper Report (as defined below). Copies of the documents incorporated by reference herein may be obtained on request without charge from the secretary of the Corporation at 665 Anderson Street, Winnemucca, Nevada 89445, USA, Telephone: (613) 226-9881, and are also available electronically under the profile of the Corporation at www.sedar.com.

The following documents filed by the Corporation with the Commissions are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the Form 10-K;

(b)	the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Form 10-Q”);

(c)

the Form 8-K dated October 11, 2019 relating to the resignation of John Seaberg as Executive Chairman of the board of directors of Corporation (the “Board of Directors”) effective October 8, 2019 and the appointment of Rudi Fronk as Non-Executive Chairman of the Board of Directors effective October 11, 2019;

(d)	the Form 8-K dated February 10, 2020 relating to the appointment of Rachel Goldman as Chief Executive Officer and Director of the Corporation effective February 7, 2020;

(e)

the Form 8-K dated May 20, 2020 relating to the entering into a sales agreement with Cantor Fitzgerald & Co. and Canaccord Genuity LLC, as agents, pursuant to which the Corporation may offer and sell, from time to time, Common Shares having an aggregate offering price of up to US$8 million, to be made pursuant to the Corporation’s shelf registration statement on Form S-3 (Registration No. 333-218295) initially filed with the SEC on May 26, 2017 and declared effective by the Commission on June 8, 2017 and the Corporation’s registration statement on Form S-3 filed with the SEC and effective upon filing on May 20, 2020 (the “ATM Offering”);

(f)	the definitive proxy statement on Schedule 14A of the Corporation dated October 29, 2019 regarding the annual meeting of stockholders of the Corporation held on December 11, 2019;

(g)

the technical report entitled “Preliminary Feasibility Study and Technical Report for the Grassy Mountain Gold and Silver Project, Malheur County, Oregon, USA” prepared for Paramount Gold Nevada Corp. dated July 9, 2018 with an effective date of May 21, 2018 (the “Grassy Mountain Report”); and

(h)

the technical report entitled “Technical Report and Preliminary Economic Assessment, Paramount Gold Nevada Corp., Sleeper Project, Humboldt County Nevada” dated December 10, 2015 and amended September 25, 2017 (the “Sleeper Report”).

Any document of the type referred to in section 11.1 of Form 44-101F1 Short Form Prospectus, if filed by the Corporation after the date of this Prospectus and prior to the termination of this distribution, shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon a new annual information form and related annual financial statements being filed by the Corporation with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars filed prior to the commencement of the financial year of the Corporation in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities hereunder.

Reference to the Corporation’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Corporation disclaims any such incorporation by reference.

The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

THE CORPORATION

Name, Address and Incorporation

Paramount Gold Nevada Corp. was incorporated under the General Corporation Law of the State of Nevada, USA, on June 15, 1992 under the name X-Cal (USA), Inc. In December 2014, the Corporation changed its name to “Paramount Gold Nevada Corp.” On March 17, 2015, the Corporation merged with Paramount Nevada Gold Corp. (formerly, X-Cal Resources Inc.), its former parent corporation.

The head office of the Corporation is at 665 Anderson Street, Winnemucca, Nevada 89445, USA. The registered office of the Corporation is at 50 W Liberty St., Suite 750, Reno, Nevada 89501, USA. The following chart illustrates certain of the Corporation’s subsidiaries and the jurisdiction of incorporation of each company. Unless the context otherwise requires, references in this Prospectus to the “Corporation” or “Paramount” include Paramount Gold Nevada Corp. and its Subsidiaries.

The Corporation currently has three active wholly owned direct subsidiaries: New Sleeper Gold LLC and Sleeper Mining Company, LLC, which operate its mining interests in Nevada, and Calico US (collectively, the “Subsidiaries”), which holds its interest in the Grassy Mountain project in Oregon (the “Grassy Mountain Project”).

Intercorporate Relationships

The Corporation’s corporate structure is as follows:

Summary Description of Business

The Corporation is engaged in the business of acquiring, exploring and developing precious metal projects in the United States of America. Paramount owns advanced stage exploration projects in the states of Oregon and Nevada. Paramount believes there are several ways to realize the value of its projects: selling its projects to producers; joint venturing its projects with other companies; or building and operating small mines on its own.

Principal Project

Paramount holds a 100% working interest in the Grassy Mountain Project which consists of approximately 9,300 acres located on both private lands as well as lands falling under the jurisdiction of the Bureau of Land Management (the “BLM”) in Malheur County, Oregon, USA, and which was acquired as a result of the acquisition of Calico Resources Corp. (“Calico BC”) in July 2016. The Grassy Mountain Project contains a gold-silver deposit for which a pre-feasibility study (the “PFS”) has been prepared and for which a feasibility study (the “FS”) is being prepared.

See “Schedule “A” for additional information with respect to the Grassy Mountain Project.

Other Exploration Properties

The Corporation also holds the Sleeper Gold project (the “Sleeper Project”) located in Humboldt County, Nevada. See Schedule “A” for information with respect to the Sleeper Project.

Recent Developments

In November 2019, the Corporation submitted a comprehensive Consolidated Permit Application (the “CPA”) in respect of the Grassy Mountain Project with the Oregon Department of Geology and Mineral Industries (“DOGAMI”). Earlier in 2020, the DOGAMI and cooperating agencies completed their initial review of the CPA and provided the Corporation with a list of supplemental information and recommendations required to submit a revised CPA. The Corporation has been consulting with the DOGAMI and the permitting agencies in respect of the additional information they have requested, with a view to ensuring that the revised CPA, once submitted, would trigger the 225 day maximum permit evaluation process.

In February 2020, the Corporation submitted its Plan of Operation to the BLM, which Plan of Operation outlined the Corporation’s plans to build and operate the Grassy Mountain Project. The Corporation was required to make this submission because the project’s processing facilities and tailing storage would be located on federal land. In late March, 2020, the Corporation received comments from the BLM related to its submission of the Plan of Operation and the Corporation will be coordinating its response to the BLM with the filing of the modified CPA with the DOGAMI.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share capital structure or of the loan capital of the Corporation, on a consolidated basis, since March 31, 2020, the date of the Corporation’s most recently filed financial statements.

The following table sets forth the cash and cash equivalents and consolidated capitalization of the Corporation as at March 31, 2020 (i) on an actual basis; and (ii) as adjusted to give effect to the Offerings. The table should be read in conjunction with the Form 10-K which is incorporated herein by reference. See “Documents Incorporated by Reference.”

		As at March 31, 2020 (in US$)
	Actual	As adjusted after giving effect to the Minimum Offering		As adjusted after giving effect to the Maximum Offering
Cash and cash equivalents	1,414,308	4,414,308	(1)	5,414,308	(2)
Stockholders’ Equity:
Common stock, par value US$0.01, 50,000,000 authorized shares, 27,777,962 issued and outstanding at March 31, 2020	277,780		●		●
Additional paid in capital	95,974,615		●		●
Deficit	(52,489,576)	(52,489,576)		(52,489,576)
Total Stockholders’ Equity	43,762,819		●		●

Note:

(1)

The adjustments to total stockholders’ equity reflect the gross proceeds from the sale of the ● Offered Shares after giving effect to the Minimum Offering, and reduced by the Agents’ Fee and an estimated US$● of expenses of the Offerings payable by the Corporation.

(2)

The adjustments to total stockholders’ equity reflect the gross proceeds from the sale of the ● Offered Shares after giving effect to the Maximum Offering, and reduced by the Agents’ Fee and an estimated US$● of expenses of the Offerings payable by the Corporation.

USE OF PROCEEDS

The Corporation estimates the net proceeds to the Corporation from the Offerings to be: US$2,880,000 in the case of the Minimum Offering, after deducting the payment of the Agents’ Fee of US$100,000 and US$3,820,000 in the case of the Maximum Offering, after deducting the payment of the Agents’ Fee of US$180,000 (assuming President’s List Purchasers subscribed for US$2,000,000 of Offered Shares); but before deducting the estimated expenses of the Offerings in the amount of approximately US$●.

The Corporation intends to use the net proceeds of the Offerings as set forth in the following table: towards permitting on the Grassy Mountain Project and for general working capital. The net proceeds of the Offerings (after deducting the Agents’ Fees and the expenses of the Offerings) are intended to be used as follows:

Principal Purpose	Approximate Use of Net Proceeds of Minimum Offering US$	Approximate Use of Net Proceeds of Maximum Offering US$
To submit a revised Consolidated Permit Application on the Grassy Mountain Project	$1,400,000	$1,400,000
Land holding costs on the Grassy Mountain Project	$160,000	$160,000
Land holding and site maintenance costs on the Sleeper Project	$600,000	$600,000
Salaries and general and administration expenses	$720,000	$720,000
General working capital	—	$940,000

TOTAL	$2,880,000	$3,820,000

The Corporation expects to achieve the key business objective of submitting a revised CPA with the State of Oregon on the Grassy Mountain Project by December 31, 2020 upon having incurred the expenditures related to the CPA as described above. The remaining net proceeds raised from the Offerings, in addition to the Corporation’s estimated working capital of US$1,000,000 at May 31, 2020, and the proceeds of approximately US$395,000 that the Corporation has raised in June 2020 pursuant to its ATM Offering (as well as anticipated additional proceeds to be raised from the ATM Offering) are anticipated to be sufficient to fund the Corporation’s general and administrative expenses for at least 12 months from the completion of the Offerings. The Corporation’s interim financial statements for the nine months ended March 31, 2020 disclosed that the Corporation’s cash used in operating activities, which included general and administration expenses, land holding costs, exploration programs at the Corporation’s Grassy Mountain and Sleeper Gold Projects and net reclamation activities, was US$4,246,470. In the Form 10-Q for the nine-month period ended March 31, 2020, the Corporation disclosed that its anticipated operating expenditures for the remaining three months of the Corporation’s fiscal year were expected to be approximately US$900,000. This is a pro-rated annual cash outflow of approximately US$5.1 million.

The Corporation has estimated that its anticipated cash requirements for the following 12 months to be approximately US$3.96 million. The Corporation advises that its expected cash requirements for the upcoming 12 month period differs from the aforementioned expected pro-rated annual cash outflow for the year ended June 30, 2020 of US$5.1 million for the following reasons:

•

The submission of the revised CPA does not require the Corporation to regenerate any of the baseline studies reports that were required for the originally filed CPA that was submitted in November 2019;

•

To prepare for the originally filed CPA, the Corporation was required to provide construction-level design information which required significant input from engineering consulting firms. The Corporation advises that its submission of a revised CPA will not require significant redesign of any of the proposed mining operations and the re-engagement of third-party consultants will be minimal;

•	The Corporation expects that the submission of a revised CPA will incur lower review expenses, which review expenses are billed by the State of Oregon to the Corporation;

•	The Corporation expects that one-time cash outlays to complete the FS at the Grassy Mountain Project will not be required for the upcoming 12-month period; and

•	The Corporation expects to incur reduced travel costs from prior periods related to travel restrictions and shelter in place orders related to the COVID-19 Pandemic.

After completion of the revised CPA, further exploration and development of the Grassy Mountain Project beyond the work to complete the CPA will require additional capital exceeding the Corporation’s cash on hand after giving effect to the Offerings. Such further exploration and development work at the Grassy Mountain Project is discretionary and will be determined at the end of 2020 if and when the CPA has been completed.

The Corporation’s actual use of the net proceeds may vary depending on the Corporation’s operating and capital needs from time to time. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. See “Risk Factors – Risks Relating to this Offering”.

The Corporation has not achieved positive operating cash flow, and the Corporation is expected to have negative cash flow from operations in the foreseeable future.

The net proceeds of the Offerings are expected to be used to fund the proposed expenditures set out above; however, it may be necessary to allocate either existing working capital or an additional amount of the net proceeds of the Offerings to fund future operations. See also “Risk Factors – Risks Related to our Business Operations – No revenue generated from operations” in the Form 10-K.

Pending the use of the proceeds described above, the Corporation may invest all or a portion of the proceeds of the Offerings in short-term deposits, including banker’s acceptances, short term, high quality, interest bearing corporate, government-issued and/or government-guaranteed securities.

PLAN OF DISTRIBUTION

Pursuant to the Agency Agreement, the Corporation will engage the Agents to offer for sale to the public on a “best efforts” agency basis, and the Agents have agreed to sell, a minimum of ● Offered Shares and a maximum of ● Offered Shares for aggregate gross proceeds of a minimum of US$3 million and maximum of US$4 million, payable in cash to the Corporation against delivery of the Offered Shares, subject to the terms and conditions of the Agency Agreement. The Canadian Offering will only be taking place in Canada and no sales of Offered Shares will be conducted in the United States. No offers and sales of securities of the Corporation will be made by the Agents in the US Offering. All offers and sales of securities of the Corporation in the US Offering will be made directly by the Corporation. The Offering Price has been determined based upon arm’s length negotiations between the Corporation and the Agents, in the context of the market. While the Agents have agreed to use its best efforts to sell the Offered Shares, the Agents are not obligated to purchase any Offered Shares that are not sold.

Under the terms and conditions of the Agency Agreement, the Corporation is expected to agree to indemnify and save harmless the Agents, their affiliates, directors, officers, employees and partners against certain liabilities, including civil liabilities under Canadian provincial securities legislation, or to contribute to any payments the Agents may be required to make in the foregoing respect.

Under the Agency Agreement and in consideration of the services rendered by the Agents in connection with the Canadian Offering, the Corporation is expected: (i) to pay the Agents an Agents’ Fee equal to 6% of the gross proceeds of the Canadian Offering other than with respect of sales to President’s List Purchasers on which a reduced fee of 3% of the gross proceeds from the sale of Offered Shares shall be paid to the Agents.

The Canadian Offering is not underwritten or guaranteed by any person. The closing of the Offerings is expected to occur on June 30, 2020, or such later date as the Corporation and the Agents may agree but in no event later than the date that is 90 days after the date of the receipt for the final short form prospectus. Pending closing of the Canadian Offering, subscription funds, other than from President’s List Subscribers, will be deposited and held by the Agents in trust under the terms and conditions of the Agency Agreement, and subscription funds from President’s List Subscribers will be deposited and held by Gowling WLG (Canada) in trust until the Minimum Offering is raised. If the Closing Date does not occur within 90 days from the date a receipt is issued for the final short form prospectus or such other time as may be permitted by applicable securities legislation and consented to by persons or companies who subscribed within that period and the Agents or the Minimum Offering is not raised, the Canadian Offering will be discontinued and all subscription monies will be returned to subscribers without interest, set-off or deduction.

A minimum US$3.0 million is to be raised pursuant to the Offerings and a maximum of US$4.0 million is to be reached pursuant to the Offerings.

The Canadian Offering is being made concurrently in Ontario, British Columbia and Alberta and concurrently with the US Offering by the Corporation in the United States, with the Offerings registered under the Registration Statement (including the U.S. Prospectus) filed with the SEC. Offers and sales of the Offered Shares outside of Canada and the United States will be made in accordance with applicable laws in such jurisdictions.

From time to time, the Agents and their affiliates have provided, and may continue to provide, investment banking services to the Corporation in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

MARKET FOR SECURITIES

The Common Shares are listed on the NYSE American in the United States under the trading symbol: PZG.

DIVIDEND POLICY

The Corporation has not declared or paid any cash dividends on the Common Shares since its inception. The Corporation currently intends to retain future earnings, if any, to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board of Directors and will depend on the financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments of the Corporation, provisions of applicable law and other factors the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Paramount is authorized to issue 50,000,000 Common Shares with a par value of US$0.01 per Common Share. As of June 19, 2020, there were 28,150,236 Common Shares issued and outstanding.

Stockholders are entitled to one vote for each Common Share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors.

Stockholders do not have cumulative voting rights in the election of directors. Upon the liquidation, dissolution or winding-up of the Corporation and after payment in full of all amounts required to be paid to creditors, the stockholders will be entitled to receive pro rata the remaining assets of the Corporation available for distribution. Stockholders do not have pre-emptive, subscription, redemption or conversion rights. The Common Shares are not subject to further calls or assessment by the Corporation. There are no redemption or sinking fund provisions applicable to the Common Shares. All Common Shares outstanding have been issued as fully paid and non-assessable. Paramount has not paid any cash dividend to date, and has no intention of paying any cash dividends on Common Shares in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Board of Directors and to certain limitations imposed under Nevada state law. The timing, amount and form of dividends, if any, will depend on, among other things, the results of operations, financial condition, cash requirements and other factors deemed relevant by the Board of Directors.

PRIOR SALES

In the 12-month period before the date of this Prospectus, the Corporation has not issued any Common Shares, or securities that are convertible or exchangeable into any Common Shares, except as described in the following table:

Type of Security	Date of Issuance / Grant	Number	Issue Price / Exercise Price Per Security
Stock Options(1)	December 12, 2019	595,000	$1.00
Common Shares(2)	August 14, 2019	1,096,791	$0.89
Convertible Notes(3)	September 16, 2019	5,478	$975.00
Common Shares(4)	January 2, 2020	161,217	$0.74
Stock Options(5)	February 6, 2020	95,000	$1.00
Common Shares(6)	May 22 to June 11,2020	372,742	$1.17	(7)

Notes:

(1)	Each option has an exercise price of $1.00 and expires December 11, 2024.
(2)	Issued to Ausenco Engineering Canada Inc. (“Ausenco”) in exchange for services to complete a feasibility study at its Grassy Mountain Project.
(3)

Each Convertible Note has a US$1,000 face amount, is due in 2023, bears an interest rate of 7.5% per annum and is payable semi-annually, with the principal amount of the notes convertible into Common Shares at a price of US$1.00 per Common Share.

(4)	Payment of interest accrued and owing at December 31, 2019 on the outstanding Convertible Notes
(5)	Each stock option has an exercise price of $1.00 and expires February 5, 2025.
(6)	Sold under the ATM Offering as at the date of this Prospectus for gross proceeds of $436,783
(7)	Average price per share.

PRICE RANGE AND TRADING VOLUME

The following table sets forth the reported high and low prices and the aggregate volume of trading of the Common Shares on the NYSE American for each month of the 12-month period before the date of this Prospectus. All such information was obtained from the NYSE American and the Corporation assumes no responsibility for the accuracy of such information.

Period	High	Low	Volume
	(US$)	(US$)
June 1 to 19, 2020	1.28	0.97	1,887,892
May, 2020	1.31	1.02	2,197,343
April, 2020	1.38	0.55	2,883,420
March, 2020	0.90	0.47	1,275,110
February, 2020	1.03	0.76	1,230,539
January, 2020	0.99	0.75	671,071
December, 2019	0.85	0.71	706,829
November, 2019	0.85	0.67	500,114
October, 2019	0.80	0.64	823,735
September, 2019	0.91	0.66	1,076,858
August, 2019	1.04	0.80	953,327
July, 2019	1.02	0.78	996,921
June, 2019	0.90	0.71	829,306

AGENT FOR SERVICE OF PROCESS

Each of: Glen Van Treek, Chief Operating Officer of the Corporation; Rudi Fronk, Eliseo Gonzalez-Urien, John Carden and John Seaberg, directors of the Corporation; and Michael M. Gustin, Thomas Dyer, Boris G. Caro, Scott E. Wilson and Carl E. Brechtel, each of whom is a named expert, resides outside of Canada and each has appointed Gowling WLG (Canada) LLP, Suite 2600, 160 Elgin Street, Ottawa ON K1P 1C3, Canada agent for service of process in Canada. Christopher J. MacMahon, who is a named expert, resides outside of Canada and has appointed Antonio (Tony) Linardi, Golder Associates Ltd., 6925 Century Avenue, Suite #100, Mississauga, Ontario, Canada L5N 7K2 as agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a holder who acquires Offered Shares as a beneficial owner pursuant to this Prospectus and who, at all relevant times, for the purposes of the Tax Act (a) is a resident or is deemed to be resident in Canada, (b) holds the Offered Shares as capital property and (c) deals at arm’s length and is not affiliated with the Corporation or the Agents (a “Holder”). Generally, the Offered Shares will be considered to be capital property to a Holder provided that the Holder does not hold the Offered Shares in the course of carrying on a business of trading or dealing in securities and has not acquired the Offered Shares in one or more transactions considered to be an adventure or concern in the nature of trade. The Offered Shares will not be “Canadian securities” for the purposes of the irrevocable election under subsection 39(4) of the Tax Act to treat all “Canadian securities” owned by a person as capital property and therefore such an election will not apply to the Offered Shares.

Holders who do not hold Offered Shares as capital property should consult their own tax advisors regarding their particular circumstances.

This summary is not applicable to a Holder (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is or would constitute a “tax shelter investment” (as defined in the Tax Act); (iv) that has entered into, or will enter into, a “derivative forward agreement” or a “synthetic disposition arrangement” (as those terms as defined in the Tax Act) in respect of the Offered Shares; (v) who has elected under section 261 of the Tax Act to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars; (vi) in respect of whom the Corporation is or will be, at any time, a “foreign affiliate” for the purposes of the Tax Act; or (vii) that is a corporation resident in Canada (for the purposes of the Tax Act) or a corporation that does not deal at arm’s length (for the purposes of the Tax Act) with a corporation resident in Canada, and that is or becomes as part a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for the purposes of the foreign affiliate dumping rules in Section 212.3 of the Tax Act. Any such Holders should consult their own tax advisors with respect to an investment in the Offered Shares.

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Offered Shares.

This summary assumes that the Corporation will not at any time be resident (or deemed to be resident) in Canada for the purposes of the Tax Act and the Canada-United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”). If the Corporation is (or becomes) resident in Canada for the purposes of the Tax Act, the Canadian federal income tax consequences to a holder will be different in some material respects from those described in this summary.

This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof, specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), the current provisions of the Canada-U.S. Tax Convention, and counsel’s understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency and publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

The summary is not exhaustive of all possible income tax considerations applicable to an investment in Offered Shares.

The income and other tax consequences of acquiring, holding or disposing of Offered Shares will vary depending on the particular circumstances of the Holder thereof. Accordingly, this summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any particular Holder are made. Consequently, Holders should consult their own tax advisors regarding the tax considerations applicable to them, having regard to their particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to the Holder.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Offered Shares must be expressed in Canadian dollars. Any such amount that is expressed or denominated in a currency other than Canadian dollars must be converted into Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

Taxation of Dividends

In the case of a Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on an Offered Share, including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received (or deemed to be received) from taxable Canadian corporations.

In the case of a Holder that is a corporation, such dividends (including deemed dividends) received on an Offered Share, including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income, and such Holder will not be entitled to the inter-corporate dividend deduction in computing taxable income which generally applies to dividends received from taxable Canadian corporations.

A “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including the amount of such dividends.

Subject to the detailed rules in the Tax Act, a Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends received by the Holder on Offered Shares to the extent and under the circumstances described in the Tax Act. Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances.

Disposition of Offered Shares

A Holder who disposes of or is deemed to dispose of an Offered Share will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the Offered Share to the Holder immediately before the disposition or deemed disposition. The adjusted cost base to a Holder of an Offered Share will be determined by averaging the cost of those Offered Shares with the adjusted cost base (determined immediately before the acquisition of the Offered Shares) of all other Common Shares held as capital property at that time by the Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the heading “Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Generally, one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Holder in a taxation year must be included in the Holder’s income for the year in which the disposition occurs. One-half of any capital loss (an “allowable capital loss”) realized by a Holder in a taxation year must generally be deducted from any taxable capital gains realized by the Holder in the taxation year in which the disposition occurs, subject to and in accordance with the provisions of the Tax Act. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years, subject to and in accordance with the provisions of the Tax Act.

A capital gain realized by a Holder who is an individual or trust (other than certain specified trusts) may give rise to a liability for alternative minimum tax under the Tax Act.

A “Canadian-controlled private corporation” (as defined in the Tax Act) that disposes of Offered Shares may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including taxable capital gains.

Foreign Property Information Reporting

Generally, a Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), including the Offered Shares, at any time in the taxation year or fiscal period exceeds CA$100,000 will be required to file an information return with the Canada Revenue Agency for the year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a Holder generally will be a specified Canadian entity. The Offered Shares will be “specified foreign property” of a Holder for these purposes. Penalties may apply where a Holder fails to file the required information return in respect of such Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to “specified foreign property” are complex and this summary does not purport to address all circumstances in which reporting may be required by a Holder. Holders should consult their own tax advisors regarding compliance with the reporting rules contained in the Tax Act.

Offshore Investment Fund Property

The Tax Act contains rules which, in certain circumstances, require a Holder to include in income in each taxation year an amount in respect of the holding of an “offshore investment fund property”. These rules apply to a Holder in respect of Offered Shares if, but only if:

1.

the Offered Shares may reasonably be considered to derive its value, directly or indirectly, primarily from portfolio investments in: (i) shares of one or more corporations; (ii) indebtedness or annuities; (iii) interests in one or more corporations, trusts, partnerships, organizations, funds, or entities; (iv) commodities; (v) real estate; (vi) Canadian or foreign resource properties; (vii) currency of a country other than Canada; (viii) rights or options to acquire or dispose of any of the foregoing; or (ix) any combination of the foregoing (collectively, “Investment Assets”); and

2.

it may reasonably be concluded, having regard to all the circumstances, that one of the main reasons for the Holder acquiring, holding or having the interest in the Offered Shares was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Holder.

If applicable, these rules would generally require a Holder to include in income for each taxation year in which the Holder holds Offered Shares an imputed amount that is the aggregate of an amount determined by multiplying the Holder’s “designated cost” (as defined for purposes of the offshore investment fund property rules in the Tax Act) to the Holder of the Offered Shares at the end of a month in the year by 1/12 of the aggregate of the prescribed rate of interest for the period including that month plus two percent, less the amount of certain income of the Holder from the Offered Shares in the year. Any amount required to be included in computing a Holder’s income in respect of Offered Shares under these rules would be added to the adjusted cost base to the Holder of such shares.

The application of these rules depends, in part, on the reasons for a Holder acquiring or holding Offered Shares. Holders are urged to consult their own tax advisors regarding the application and consequences of these rules.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Please see the section entitled “Material U.S. Federal Tax Considerations” of the accompanying U.S. Prospectus for a general summary of certain material U.S. federal income tax considerations generally applicable to a holder who acquires Offered Shares as a beneficial owner pursuant to this Prospectus.

RISK FACTORS

Investing in the Offered Shares is speculative and involves a high degree of risk. An investment in the Offered Shares should only be made by those persons who can afford a loss of their entire investment. Before investing in the Offered Shares, an investor should consider carefully the risks described below; under the heading “Risk Factors” in the Form 10-K filed on October 1, 2019 and the Form 10-Q filed on May 7, 2020 with securities commissions or similar authorities in Canada, which are incorporated by reference into this Prospectus; and the risk factors discussed under the section “Risk Factors” in the U.S. Prospectus, together with the other information contained in this Prospectus and in the Corporation’s other filings with securities commissions or similar authorities in Canada that Paramount has incorporated by reference in this Prospectus. If any of these risks, or other risks not currently known to the Corporation occur, the Corporation’s business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of the Common Shares could decline, and an investor may lose all or part of the investor’s investment.

Risks Related to the Business Operations of the Corporation

The COVID-19 pandemic has adversely impacted the Corporation’s business and may negatively impact its financial results in the future, and the ultimate impact will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities in response to the pandemic

The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. As a result, the Corporation’s ability to continue with its planned activities may be significantly impacted, which could adversely affect the timing of completing the Corporation’s development programs which include the federal and state permitting of the Grassy Mountain Project. Furthermore, the Corporation’s business operations may also be disrupted if significant portions of its workforce are unable to work effectively, including because of illness, quarantines, government actions, or other restrictions in connection with the pandemic. In response to the pandemic, the Corporation has also suspended all travel for employees and consultants. The extent to which the COVID-19 pandemic impacts the Corporation’s business, results of operations, and financial condition, will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.

It is possible investors may lose their entire investment in the Corporation

Prospective investors should be aware that if the Corporation is not successful in the Corporation’s endeavors, your entire investment in the Corporation could become worthless. Even if the Corporation is successful in identifying mineral reserves that can be commercially developed, there can be no assurances that the Corporation will generate any revenues and therefore the Corporation’s losses will continue.

No revenue generated from operations

The Corporation has not generated any revenues from operations. The Corporation’s net loss for the fiscal year ended June 30, 2019 totaled US$5,970,048. The Corporation has incurred losses in the past and the Corporation will likely continue to incur losses in the future. Even if the Corporation’s drilling programs identify gold, silver or other mineral reserves, there can be no assurance that the Corporation will be able to commercially exploit these resources, generate any revenues or generate sufficient revenues to operate profitably.

The Corporation has a history of negative operating cash flow and may continue to experience negative operating cash flow

The Corporation had negative operating cash flow for recent past financial reporting periods. The Corporation anticipates that it will continue to have negative operating cash flow until such time, if at all, any of the Corporation’s properties go into production. To the extent that the Corporation has negative operating cash flow in future periods, the Corporation may need to allocate a portion of its cash reserves to fund such negative cash flow. The Corporation may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Corporation.

The Corporation will require significant additional capital to continue the Corporation’s exploration activities, and, if warranted, to develop mining operations

None of the Corporation’s projects currently have proven or probable reserves. Substantial expenditures will be required to determine if proven and probable mineral reserves exist at any of the Corporation’s properties, to develop metallurgical processes to extract metal, to develop the mining and processing facilities and infrastructure at any of the Corporation’s properties or mine sites and, in certain circumstances, to acquire additional property rights. The Corporation has spent and will be required to continue to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying, and, when warranted, feasibility studies with regard to the results of the Corporation’s exploration. The Corporation may not benefit from these investments if the Corporation is unable to identify commercially exploitable mineralized material. If the Corporation decides to put one or more of the Corporation’s properties into production, the Corporation will require significant amounts of capital to develop and construct the mining and processing facilities and infrastructure required for mining operations. The Corporation’s ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of gold, silver and other precious metals. The Corporation may not be successful in obtaining the required financing, or if the Corporation can obtain such financing, such financing may not be on terms that are favorable to the Corporation. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or development and the possible, partial or total loss of the Corporation’s potential interest in certain properties. Any such delay could have a material adverse effect on the Corporation’s results of operations or financial condition.

The Corporation cannot be assured that any of its projects are economically feasible or that feasibility studies will accurately forecast operating results

The Corporation’s future profitability depends on the economic feasibility of the Corporation’s projects. The Corporation has not completed any feasibility studies for any of the Corporation’s projects. There can be no assurance that the results of a feasibility study for either the Grassy Mountain Project or the Sleeper Gold Project will be positive. Economic feasibility depends on many factors which include estimates on production rates, revenues, operating and capital costs. If the Corporation completes a feasibility study for any the Corporation’s projects and obtains financing to construct and initiate mining operations, there can be no assurance that actual operating results will not vary unfavorably from the estimates and assumptions included in the feasibility study.

The Corporation may acquire additional exploration stage properties, and it may face negative reactions if reserves are not located on acquired properties

The Corporation may acquire additional exploration stage properties. There can be no assurance that the Corporation will be able to identify and complete the acquisition of such properties at reasonable prices or on favorable terms or that reserves will be identified on any properties that the Corporation acquires. The Corporation may also experience negative reactions from the financial markets if the Corporation is unable to successfully complete acquisitions of additional properties or if reserves are not located on acquired properties. These factors may adversely affect the trading price of the Common Shares or the Corporation’s financial condition or results of operations.

The Corporation’s industry is highly competitive, attractive mineral lands are scarce, and it may not be able to obtain quality properties

The Corporation competes with many companies in the mining industry, including large, established mining companies with substantial capabilities, personnel and financial resources. There is a limited supply of desirable mineral lands available for claim staking, lease or acquisition in the United States of America where the Corporation may conduct exploration activities. The Corporation may be at a competitive disadvantage in acquiring mineral properties because the Corporation competes with these individuals and companies, many of which have greater financial resources and larger technical staffs.

Title to mineral properties can be uncertain, and the Corporation is at risk of loss of ownership of one or more of the Corporation’s properties. The Corporation’s ability to explore and operate the Corporation’s properties depends on the validity of the Corporation’s title to that property. A significant amount of the Corporation’s mineral properties consist of leases of unpatented mining claims. Unpatented mining claims provide only possessory title and their validity is often subject to contest by third parties or the federal government, which makes the validity of unpatented mining claims uncertain and generally more risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work and possible conflicts with other claims not determinable from public record. Since a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. The Corporation has not obtained title opinions covering the Corporation’s entire property, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to the Corporation’s property which, if successful, could impair development and/or operations.

There are no confirmed commercially mineable ore deposits on any properties from which the Corporation may derive any financial benefit

Neither the Corporation nor any independent geologist, has confirmed commercially mineable ore deposits on any of the Corporation’s properties. In order to carry out additional exploration programs of any potential ore body and to place it into commercial production, the Corporation will require substantial additional funding.

The Corporation has no mining operations and no history as a mining company

The Corporation is an exploration stage mining company and have no ongoing mining operations of any kind. The Corporation has interests in mining claims which may or may not lead to production.

The Corporation has no history of earnings or cash flow from mining operations. If the Corporation is able to proceed to production, commercial viability will be affected by factors that are beyond the Corporation’s control such as the particular attributes of the deposit, the fluctuation in metal prices, the cost of constructing and the operation of a mine, prices and refining facilities, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration of minerals, as well as the costs of protection of the environment.

The Corporation’s continuing reclamation obligations at the Corporation’s properties could require significant additional expenditures

The Corporation is responsible for the reclamation obligations related to disturbances located on all of the Corporation’s properties, including the Sleeper Gold Project. The Corporation has posted a bond in the amount of the estimated reclamation obligation at the Sleeper Gold Project. Every three years, the Corporation is required to submit a mine closure plan to the BLM for the Sleeper Gold Project. Based on a review by the BLM of the Corporation’s mine closure plan that Paramount submitted in June 2016, the BLM determined that the Corporation’s existing bond was sufficient. There is a risk that any cash bond, even if increased based on the analysis and work performed to update the reclamation obligations, could be inadequate to cover the actual costs of reclamation when carried out. The satisfaction of bonding requirements and continuing reclamation obligations will require a significant amount of capital. There is a risk that the Corporation will be unable to fund these additional bonding requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration activities, which may adversely affect the Corporation’s results of operations, financial performance and cash flows.

Mining operations are hazardous, raise environmental concerns and raise insurance risks

The development and operation of a mine or mineral property involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage and possible legal liability for such damages as well. Although the Corporation maintains liability coverage in an amount which it considers adequate for its operations, such occurrences, against which the Corporation may not be able, or may elect not to insure, may result in a material adverse change in the Corporation’s financial position. The nature of these risks is such that liabilities may exceed policy limits, in which event the Corporation would incur substantial uninsured losses.

There may be insufficient mineral reserves to develop any of the Corporation’s properties, and the Corporation’s estimates may be inaccurate

There is no certainty that any expenditures made in the exploration of any properties will result in discoveries of commercially recoverable quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore and no assurance can be given that any particular level of recovery of precious metals from discovered mineralization will in fact be realized or that any identified mineral deposit will ever qualify as a commercially mineable ore body which can be legally and economically exploited. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results.

Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. There can be no assurance that precious metals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site production conditions. Material changes in estimated reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

The Corporation has no proven reserves

All of the Corporation’s properties are in the exploration stages only and are without known bodies of commercial ore. Development of these properties will follow only upon obtaining satisfactory exploration results. The long-term profitability of the Corporation’s operations will be in part directly related to the cost and success of its exploration and development programs. Mineral exploration and development are highly speculative businesses, involving a high degree of risk. Few properties which are explored are ultimately developed into producing mines. There is no assurance that the Corporation’s mineral exploration and development activities will result in any discoveries of commercial quantities of ore. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. Discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit once discovered is also dependent upon a number of factors, many of which are beyond the Corporation’s control, such as the particular attributes of the deposit (such as size, grade and proximity to infrastructure), metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.

In the course of exploration, development, and mining of mineral properties, certain unanticipated conditions may arise or unexpected or unusual events may occur, including rock bursts, cave-ins, fires, floods, or earthquakes. It is not always possible to fully insure against such risks and the Corporation may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they may reduce or eliminate any future profitability and may result in a decline in the value of the securities of the Corporation.

The Corporation faces fluctuating gold and mineral prices

The value of any mineral reserves the Corporation develops, and consequently the value of the Common Shares, depends significantly on the value of such minerals. The price of gold and silver as well as other precious and base metals have experienced volatile and significant price movements over short periods of time and are affected by numerous factors beyond the Corporation’s control, including international economic and political trends, expectations of inflation, interest rates, global or regional consumption patterns, speculative activities and increases in production due to improved mining and production methods. The supply of and demand for gold and silver, as well as other precious and base metals, are affected by various factors, including political events, economic conditions and production costs in major mineral producing regions.

The Corporation’s estimates of mineralized material and other mineral resources are subject to uncertainty

Estimates of mineralized material and other mineral resources are subject to considerable uncertainty. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Engineers use feasibility studies to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that any geological reports will accurately reflect actual quantities of gold, silver or other metals that can be economically processed and mined by the Corporation.

If the Corporation is unable to obtain all of its required governmental permits, the Corporation’s operations could be negatively impacted

The Corporation’s future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that the Corporation will be able to acquire all required licenses or permits or to maintain continued operations at the Corporation’s properties.

The Corporation is subject to numerous environmental and other regulatory requirements

All phases of mining and exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect the Corporation’s operations. As well, environmental hazards may exist on a property in which the Corporation holds an interest that was caused by previous or existing owners or operators of the properties and of which the Corporation is not aware at present.

Government approvals and permits are required to be maintained in connection with the Corporation’s mining and exploration activities. Although the Corporation believes it currently has all required permits for the Corporation’s operations as currently conducted, there is no assurance that delays will not occur in connection with obtaining all necessary renewals of such permits for the existing operations or additional permits for any possible future changes to the Corporation’s operations, including any proposed capital improvement programs. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the Corporation resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

There is no assurance that there will not be title or boundary disputes

Although the Corporation has investigated the right to explore and exploit the Corporation’s properties and obtained records from government offices with respect to all of the mineral claims comprising the Corporation’s properties, this should not be construed as a guarantee of title. Other parties may dispute the title to any of the Corporation’s properties or any property may be subject to prior unregistered agreements and transfers or land claims by aboriginal, native, or indigenous peoples. The title may be affected by undetected encumbrances or defects or governmental actions.

Local infrastructure may impact the Corporation’s exploration activities and results of operations

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage or government or other interference in the maintenance or provision of such infrastructure could adversely affect the Corporation’s activities and profitability.

Because of the speculative nature of exploration for gold and silver properties, there is substantial risk that the Corporation’s business will fail

The search for precious metals as a business is extremely risky. The Corporation cannot provide any assurances that the gold or silver mining interests that it acquired will contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. Any expenditure that the Corporation make may not result in the discovery of commercially exploitable reserves of precious metals.

The precious metals markets are volatile markets. This will have a direct impact on the Corporation’s revenues (if any) and profits (if any) and could have an adverse effect on the Corporation’s ongoing operations

The price of both gold and silver has fluctuated significantly over the past few years. Despite the volatility in the price of gold, there continues to be interest in gold and silver mining and companies engaged in that business, including the exploration for both gold and silver. However, in the event that the price of these metals falls, the interest in the gold and silver mining industry may decline and the value of the Corporation’s business could be adversely affected. Even if the Corporation is able to generate revenues, there can be no assurance that any of the Corporation’s operations will prove to be profitable. Finally, in recent decades, there have been periods of both overproduction and underproduction of both gold and silver resources. Such conditions have resulted in periods of excess supply of and reduced demand on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of and increased demand for both gold and silver. The Corporation cannot predict what the market for gold or silver will be in the future.

Government regulation or changes in such regulation may adversely affect the Corporation’s business

The Corporation has and will in the future engage experts to assist the Corporation with respect to the Corporation’s operations. The Corporation deals with various regulatory and governmental agencies and the rules and regulations of such agencies. No assurances can be given that the Corporation will be successful in the Corporation’s efforts or dealings with these agencies. Further, in order for the Corporation to operate and grow its business, the Corporation needs to continually conform to the laws, rules and regulations of the jurisdictions in which the Corporation operates. It is possible that the legal and regulatory environment pertaining to the exploration and development of precious metals mining properties will change. Uncertainty and new regulations and rules could increase the Corporation’s cost of doing business or prevent the Corporation from conducting its business.

The Corporation is in competition with companies that are larger, more established and better capitalized than it is

Many of the Corporation’s potential competitors have greater financial and technical resources, as well as longer operating histories and greater experience in mining.

Exploration for economic deposits of minerals is speculative

The business of mineral exploration is very speculative, since there is generally no way to recover any of the funds expended on exploration unless the existence of mineable reserves can be established. The Corporation can exploit those reserves by either commencing mining operations, selling or leasing the Corporation’s interest in the property or entering into a joint venture with a larger resource company that can further develop the property to the production stage. Unless the Corporation can establish and exploit reserves before the Corporation’s funds are exhausted, the Corporation will have to discontinue operations, which could make the Common Shares valueless.

The loss of key members of the Corporation’s senior management team could adversely affect the execution of its business strategy and its financial results

The Corporation believes that the successful execution of the Corporation’s business strategy and its ability to move beyond the exploratory stages depends on the continued employment of key members of the Corporation’s senior management team. If any members of its senior management team become unable or unwilling to continue in their present positions, the Corporation’s financial results and its business could be materially adversely affected.

The Corporation operates in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce the Corporation’s revenues

The Corporation’s organization is subject to extensive and complex federal and state laws and regulations. If the Corporation fails to comply with the laws and regulations that are directly applicable to the Corporation’s business, the Corporation could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders. While the Corporation believes that the Corporation is currently compliant with applicable rules and regulations, if there are changes in the future, there can be no assurance that the Corporation will be able to comply in the future, or that future compliance will not significantly adversely impact the Corporation’s operations.

The Corporation relies on independent analysis to analyze the Corporation’s drilling results and planned exploration activities

The Corporation relies on independent geologists to analyze the Corporation’s drilling results and to prepare resource reports on several of the Corporation’s mining claims. While these geologists rely on standards established by the Canadian Institute of Mining, Metallurgy and Petroleum, Standards on Mineral Resources and Mineral Reserves and other standards established by various licensing bodies, there can be no assurance that their estimates or results will be accurate. Analyzing drilling results and estimating reserves or targeted drilling sites is not a certainty. Miscalculations and unanticipated drilling results may cause the geologists to alter their estimates. If this should happen, the Corporation would have devoted resources to areas where resources could have been better allocated.

The Corporation is an “emerging growth company”, and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Common Shares less attractive to investors

As an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), the Corporation intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and reduced disclosure obligations regarding executive compensation in the Corporation’s periodic reports and proxy statements. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Corporation has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Corporation, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the Corporation’s financial statements not comparable with those of another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period because of the potential differences in accounting standards used.

The Corporation cannot predict if investors will find the Common Shares less attractive if it rely on these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Corporation’s stock price may be more volatile.

If the Corporation fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in the Corporation’s financial reporting, which would harm its business and the trading price of the Common Shares

Effective internal controls are necessary for the Corporation to provide reliable financial reports, prevent fraud and operate successfully as a public company. If the Corporation cannot provide reliable financial reports or prevent fraud, the Corporation’s reputation and operating results would be harmed. The Corporation cannot be certain that the Corporation’s efforts to develop and maintain the Corporation’s internal controls will be successful, that the Corporation will be able to maintain adequate controls over the Corporation’s financial processes and reporting in the future or that the Corporation will be able to comply with the Corporation’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving the Corporation’s internal controls, could harm the Corporation’s operating results or cause it to fail to meet the Corporation’s reporting obligations. Ineffective internal controls could also cause investors to lose confidence in the Corporation’s reported financial information, which would likely have a negative effect on the trading price of the Common Shares.

The JOBS Act allows the Corporation to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies

The Corporation has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Corporation to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the Corporation’s financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to the Common Shares

The Corporation’s stock price may be volatile

The market price of the Common Shares has been volatile. The Corporation believes investors should expect continued volatility in the stock price. Such volatility may make it difficult or impossible for you to obtain a favorable selling price for the Common Shares.

The Corporation does not intend to pay dividends for the foreseeable future

The Corporation has never declared or paid any dividends on the Common Shares. The Corporation intends to retain all of the Corporation’s earnings, if any, for the foreseeable future to finance the operation and expansion of the Corporation’s business, and the Corporation does not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in the Common Shares if the market price of the Common Shares increases. The Board of Directors retains discretion to change this policy.

The exercise of the Corporation’s outstanding options and warrants may depress its stock price

The exercise of outstanding options and warrants, and the subsequent sale of the underlying Common Shares in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of the Common Shares below current levels and make it more difficult for the Corporation and its stockholders to sell the Corporation’s equity securities in the future.

Sales or the availability for sale of Common Shares by stockholders could cause the market price of the Common Shares to decline and could impair the Corporation’s ability to raise capital through an offering of additional equity securities.

Risks Relating to the Offerings and the Offered Shares

Additional Funding Will be Required

The Corporation will require additional financing from external sources, such as royalty sales, debt financing or equity financing, in order to meet all of the Corporation’s ongoing financial requirements relating to the exploration, development and operation of the Corporation’s projects and carry out the future development of the Grassy Mountain Project and the Sleeper Project. The success and the pricing of any such capital raising and/or debt financing will be dependent upon the prevailing market conditions at that time and upon the ability of a company with projects that are non-producing to attract significant amounts of debt and/or equity. There can be no assurance that such financing will be available to the Corporation or, if it is, that it will be offered on acceptable terms. If additional financing is raised through the issuance of equity or convertible debt securities of the Corporation, this may have a depressive effect on the price of the Corporation’s securities and the interests of stockholders in the net assets of the Corporation may be diluted. Any failure by the Corporation to obtain required financing on acceptable terms could cause the Corporation to delay development of its material projects and could have a material adverse effect on the Corporation’s financial condition, results of operations and liquidity.

Reliability of Financial Statements

In the preparation of financial statements, management may need to rely upon assumptions, make estimates or use their best judgment in determining the financial condition of the Corporation. Significant accounting details are described in more detail in the notes to the Corporation’s annual consolidated financial statements for the year ended June 30, 2019. In order to have a reasonable level of assurance that financial transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported, the Corporation has implemented and continues to analyze its internal control systems for financial reporting. Although the Corporation believes its financial reporting and financial statements are prepared with reasonable safeguards to ensure reliability, it cannot provide absolute assurance in that regard.

Market Price of Common Shares

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many mineral exploration companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The price of the Common Shares is also significantly affected by short term changes in mineral prices or in the Corporation’s financial condition or results of operations as reflected in its quarterly financial reports. Other factors unrelated to the Corporation’s performance that may have an effect on the price of its Common Shares include the following: the extent of analytical coverage available to investors concerning the Corporation’s business may be limited if investment banks with research capabilities do not follow the Corporation’s securities; lessening in trading volume and general market interest in the Corporation’s securities may affect an investor’s ability to trade significant numbers of the Common Shares; and the market price of the Common Shares and size of the Corporation’s public float may limit the ability of some institutions to invest in the Corporation’s securities. If an active market for the Common Shares does not continue, the liquidity of an investor’s investment may be limited and the price of the Common Shares may decline. If an active market does not continue, investors may lose their entire investment in the Common Shares. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect the long-term value of the Corporation.

Potential Dilution of Present and Prospective Shareholdings

In order to finance future operations and development efforts, the Corporation may raise funds through the issue of Common Shares or the issue of securities convertible into or exercisable for Common Shares. The Corporation cannot predict the size of future issues of Common Shares or the issue of securities convertible into or exercisable for Common Shares or the effect, if any, that future issues and sales of the Common Shares will have on the market price of the Common Shares. Any transaction involving the issue of previously unissued shares, or securities convertible into or exercisable for shares, would result in dilution, which may be substantial, to existing stockholders.

Lack of Dividends

No dividends on the Common Shares have been paid to date. The Corporation currently plans to retain earnings and other cash resources, if any, for the future operation and development of its business. Payment of any future dividends, if any, will be at the discretion of the Board of Directors after taking into account many factors, including the Corporation’s operating results, financial condition, and current and anticipated cash needs.

Tax Uncertainty

Tax rates and methods of calculating tax in jurisdictions related to the Corporation’s business may be subject to changes. The Corporation’s interpretation of taxation law where it operates and as applied to its transactions and activities may be different than that of applicable tax authorities. As a result, tax treatment of certain operations, actions or transactions may be challenged and reassessed by applicable tax authorities, which could result in adverse tax consequences for the Corporation, including additional taxes, penalties, interest and may also adversely affect the Corporation’s ability to repatriate earnings and otherwise deploy its assets.

Future Sales of Common Shares by Existing Stockholders

Sales of a large number of Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair the Corporation’s ability to raise capital through future sales of Common Shares.

Future sales or issuances of equity securities could decrease the value of the Common Shares, dilute investors’ voting power and reduce the Corporation’s earnings per share

The Corporation may sell equity securities in future offerings (including through the sale of debt securities convertible into Common Shares) and may issue additional equity securities to finance operations, exploration, development, acquisitions or other projects. The Corporation cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt securities or other securities convertible into equity securities or the effect, if any, that future issuances and sales of the equity securities will have on the market price of the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to stockholders. Exercises of presently outstanding stock options may also result in dilution to stockholders.

The Board of Directors has the authority to authorize certain offers and sales of equity securities without the vote of, or prior notice to, stockholders. Based on the need for additional capital to fund expected expenditures and growth, it is likely that the Corporation will issue equity securities to provide such capital. Such additional issuances may involve the issuance of a significant number of Common Shares at prices less than the current market price.

Sales of substantial amounts of equity securities, or the availability of the equity securities for sale, could adversely affect the prevailing market prices for the Common Shares and dilute investors’ earnings per Common Share. A decline in the market prices of the Common Shares could impair the Corporation’s ability to raise additional capital through the sale of additional equity securities should the Corporation desire to do so.

The Corporation has discretion in the use of the net proceeds from an Offering

The Corporation intends to allocate the net proceeds it will receive from the Offerings as described under “Use of Proceeds” in this Prospectus; however, the Corporation will have discretion in the actual application of the net proceeds. The Corporation may elect to allocate the net proceeds differently from that described in “Use of Proceeds” in this Prospectus if the Corporation believes it would be in the Corporation’s best interests to do so. The Corporation’s investors may not agree with the manner in which the Corporation chooses to allocate and spend the net proceeds from an Offering. The failure by the Corporation to apply these funds effectively could have a material adverse effect on the business of the Corporation.

A non-U.S. holder of the Corporation’s common stock will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our common stock unless (i) the Corporation’s common stock is regularly traded on an established securities market and (ii) the non-U.S. holder owned not more than 5% of the Corporation’s common stock during the applicable testing period

A non-U.S. holder of the Corporation’s common stock generally will incur U.S. Federal income tax on any gain realized upon a sale or other disposition of the Corporation’s common stock to the extent that the common stock constitutes a “United States real property interest,” or USRPI, under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes stock in a “United States real property holding corporation.” The Corporation is, and expects to continue to be for the foreseeable future, a “United States real property holding corporation.”

Under FIRPTA, a non-U.S. holder is taxed on any gain realized upon a sale or other disposition of a USRPI as if such gain were “effectively connected” with a United States trade or business of the non-U.S. holder. A non-U.S. holder thus will be taxed on such a gain at the same graduated rates generally applicable to U.S. persons (including long term capital gains rates, if applicable). In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain.

However, if the Corporation’s common stock is regularly traded on an established securities market, then gain realized upon a sale or other disposition of the Corporation’s common stock will not be treated as gain from the sale of a USRPI, as long as the non-U.S. holder did not own more than 5% of the Corporation’s common stock at any time during the five-year period preceding the sale or other disposition or, if shorter, the non-U.S. holder’s holding period for its shares of the Corporation’s common stock. At this time, the Corporation generally expects its common stock will be regularly traded on an established securities market, and so gain realized upon a sale or other disposition of the Corporation’s common stock will not be treated as gain from the sale of a USRPI, as long as the non-U.S. holder did not own more than 5% of Paramount’s common stock at any time during the applicable testing period. However, the Corporation can provide no assurances in that regard, and in the event that the Corporation’s common stock is not regularly traded on an established securities market, then gain recognized by a non-U.S. holder upon a sale or other disposition of the Corporation’s common stock will be subject to tax under FIRPTA.

Please see the section entitled “Material U.S. Federal Tax Considerations” of the accompanying U.S. Prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for the Corporation by Gowling WLG (Canada) LLP with respect to Canadian legal matters and Duane Morris LLP with respect to United States legal matters, and on behalf of the Agents by Borden Ladner Gervais LLP with respect to Canadian legal matters and Troutman Sanders LLP with respect to United States legal matters.

Rudi Fronk, the non-executive Chairman of the Corporation, was the non-executive Chairman of Gedex Systems Inc. (“Gedex”), a private company, when FCMI Parent Co. made an application to commence proceedings under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) in respect of Gedex, among others, pursuant to an Initial Order of the Ontario Superior Court of Justice (Commercial List) (the “Court”) dated August 12, 2019. The Court subsequently granted a CCAA Termination Order on December 5, 2019 pursuant to which the Court approved the termination of the CCAA proceedings effective at the date and time on which the Monitor filed a Discharge Certificate with the Court. On December 23, 2019, the Monitor filed the Discharge Certificate with the Court.

INTEREST OF EXPERTS

The scientific and technical information relating to the Grassy Mountain Project in this Prospectus has been derived from or is based on the Grassy Mountain Report. Each of: Michael M. Gustin, C.P.G.; Thomas L. Dyer, P.E.; Chris MacMahon, P.E.; Tommaso Roberto Raponi, P. Eng.; of Boris Caro, Aus.I.M.M.; and David Baldwin, P. Eng. are the authors of the Grassy Mountain Report and each is a qualified person within the meaning of NI 43-101. A copy of the Grassy Mountain Report is available electronically on SEDAR at www.sedar.com.

The scientific and technical information relating to the Sleeper Project in this Prospectus has been derived from or is based on the Sleeper Report. Each of Scott E. Wilson, C.P.G., Geologist, and Carl E. Brechtel are the authors of the Sleeper Report and each is a qualified person within the meaning of NI 43-101. A copy of the Sleeper Report is available electronically on SEDAR at www.sedar.com.

To the best of the Corporation’s knowledge, as a group, the qualified persons referenced above own, directly or indirectly, in the aggregate, less than 1% of the outstanding Common Shares.

As of the date hereof, partners and associates of Gowling WLG (Canada) LLP, partners and associates of Duane Morris LLP and partners and associates of Borden Ladner Gervais LLP, each as a group, own, directly or indirectly, in the aggregate, less than 1% of the outstanding Common Shares.

INDEPENDENT AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation are MNP LLP, whose address is 1021 West Hastings Street, Suite 2200—MNP Tower, Vancouver, British Columbia V6E 0C3. The auditors have complied with the SEC’s rules on auditor independence.

The transfer agent and registrar for the Common Shares is Computershare Inc., whose address is 111 Founders Plaza, East Hartford, CT 06108, USA.

PURCHASER’S STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the Prospectus and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

U.S. PROSPECTUS

(See Attached)

US-1

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-218295

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 22, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 8, 2017)

Shares of Common Stock

We are selling    shares of our common stock, $0.01 par value per share, at a purchase price of $    per share to certain institutional and accredited investors pursuant to this prospectus supplement and the accompanying base prospectus. Our common stock is traded on the NYSE American under the symbol “PZG.” The last reported sale price of our common stock on June 19, 2020 was $1.11 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and, as such, we may have elected to comply with certain reduced public company reporting requirements.

As of June 19, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $26,759,021, based on 28,150,236 shares of outstanding common stock, of which 20,583,863 were held by non-affiliates, and a per share price of $1.30, the closing sale price of our common stock on the NYSE American on April 29, 2020. We have sold securities at an aggregate sale price of $436,783 pursuant to General Instruction I.B.6 of Form S-3 during the 12-month period that ends on and includes the date of this prospectus supplement. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75 million.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, beginning on page 2 of the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying base prospectus or any free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Proceeds, before expenses, to us	$	$

Delivery of the securities offered hereunder is expected to be made on or about June 30, 2020. Trades of securities in the secondary market generally are required to settle in two business days, referred to as T+2, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the common stock will not be made on a T+2 basis, investors who wish to trade the common stock before a final settlement may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

The date of this prospectus supplement is June        , 2020

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of the registration statement (No. 333-218295) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus dated June 8, 2017, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the dates when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus and any free writing prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying base prospectus and any free writing prospectus.

This prospectus supplement, the accompanying base prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying base prospectus and any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are not offering to sell, and seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are prohibited. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States and Canada to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying base prospectus or any free writing prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying base prospectus or any free writing prospectus in jurisdictions outside the United States and Canada are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying base prospectus applicable or any free writing prospectus to that jurisdiction.

Unless otherwise stated, all references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” “our,” “Paramount,” “the Company” and similar designations refer, collectively, to Paramount Gold Nevada Corp., and its subsidiaries.

Market data and industry statistics and forecasts used throughout this prospectus supplement are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Although we are not aware of any misstatements regarding the industry data that we present in this prospectus supplement, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, incorporated by reference in this prospectus supplement, as well as the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of this Prospectus Supplement, the accompanying base prospectus and any documents incorporated by reference herein or therein.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated herein by reference contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

•

statements about our anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

•	statements concerning the benefits or outcomes that we expect will result from our business activities; and

•	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” and similar expressions generally indicate forward-looking statements, each of which speaks only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements and information. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Factors that could cause actual results to differ materially from these forward-looking statements include:

•

the risks and hazards inherent in the exploration and mining businesses (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions);

•	changes in the market prices of gold and silver and a sustained lower price environment;

•	the uncertainties inherent in the Company’s exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions and grade variability;

•	any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties);

•	the uncertainties inherent in the estimation of gold and silver reserves and mineralized material;

•	changes that could result from the Company’s future acquisition of new mining properties or businesses;

•	the effects of environmental and other governmental regulations; and

•	the Company’s ability to raise additional financing necessary to conduct its business,

as well as other factors described elsewhere in this prospectus supplement, the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, any documents incorporated herein and therein and in other filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

You should read this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and any free writing prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement, beginning on page 2 of the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein, along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview of the Company

We are engaged in the business of acquiring, exploring and developing precious metal projects in the United States of America. Paramount owns advanced stage exploration projects in the states of Nevada and Oregon. We enhance the value of our projects by implementing exploration and engineering programs that are likely to expand and upgrade known mineralized material to reserves. Paramount believes there are several ways to realize the value of its projects: selling its projects to producers; joint venturing its projects with other companies; or building and operating small mines on its own.

Our project located in Oregon, known as the Grassy Mountain Project, is located in Malheur County, Oregon, and was acquired by way of statutory plan of arrangement in the Province of British Columbia, Canada with Calico in July 2016.

The Company’s principal Nevada interest, the Sleeper Gold Project, is located in Humboldt County, Nevada, and was a producing mine until 1996.

We are an “emerging growth company,” or EGC, as defined in the Jumpstart Our Business Startups Act of 2012. We will cease being an EGC effective June 30, 2020. We expect to qualify as a “smaller reporting company” as defined by Exchange Act regulations. Under current law, “smaller reporting companies” are eligible for many of the same exemptions and reduced reporting requirements as EGCs are.

Corporate Information

Our principal office is located at 665 Anderson Street, 89445, Winnemucca, Nevada and our telephone number is (775) 625.3600. Our website is www.paramountnevada.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement.

THE OFFERING

Common stock offered by us	shares

Common stock to be outstanding after this offering	shares

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated offering expenses payable by us, will be approximately $ million. We currently intend to use the net proceeds from this offering to fund the exploration and development of the Grassy Mountain Project and for general working capital. See the “Use of Proceeds” section in this prospectus supplement for more information.

Risk Factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

NYSE American symbol	“PZG”

The number of shares of our common stock to be outstanding after this offering is based on 28,150,236 shares of our common stock issued and outstanding as of June 17, 2020, and excludes:

•	2,163,995 shares of our common stock issuable upon the exercise of stock options outstanding as of June 17, 2020, at a weighted-average exercise price of $1.34 per share;

•	1,200,000 shares of our common stock issuable upon the exercise of warrants outstanding as of June 17 , at a weighted-average exercise price of $1.50 per share;

•	5,000 shares of common stock available for future issuance under our 2015 and 2016 Stock Incentive and Equity Compensation Plans as of June 17, 2020; and

•	5,477,690 shares of our common stock issuable upon conversion of our outstanding convertible notes.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019, and March 31, 2020, each as filed with the Securities and Exchange Commission, or SEC, which are incorporated by reference into this prospectus supplement, together with the other information contained in this prospectus supplement, the accompanying base prospectus and in our other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Market Price of Common Stock

There has been relatively limited trading volume in the market for our common stock, and there can be no assurance that a more active trading market for our shares of common stock will develop or be sustained after this offering. Securities of precious metal exploration companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. The price of our securities is also likely to be significantly affected by short-term changes in commodity prices and specifically the price of gold and silver, other precious metal prices or other mineral prices, currency exchange fluctuation, or in our financial condition or results of operations as reflected in our quarterly earnings reports. Additionally, broad market fluctuations may cause the trading price of our common stock to decline. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert our management’s attention and resources from the operation of our business.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the preparation of the feasibility study and the development of the Grassy Mountain Project. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have      outstanding shares of common stock based on 28,150,236 shares outstanding as of June 17, 2020. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations and expansion of our business and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board of Directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

A non-U.S. holder of our common stock will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our common stock unless (i) our common stock is regularly traded on an established securities market and (ii) the non-U.S. holder owned not more than 5% of our common stock during the applicable testing period.

A non-U.S. holder of our common stock generally will incur U.S. Federal income tax on any gain realized upon a sale or other disposition of our common stock to the extent our common stock constitutes a “United States real property interest,” or USRPI, under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes stock in a “United States real property holding corporation.” We are, and expect to continue to be for the foreseeable future, a “United States real property holding corporation.”

Under FIRPTA, a non-U.S. holder is taxed on any gain realized upon a sale or other disposition of a USRPI as if such gain were “effectively connected” with a United States trade or business of the non-U.S. holder. A non-U.S. holder thus will be taxed on such a gain at the same graduated rates generally applicable to U.S. persons (including long term capital gains rates, if applicable). In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain.

However, if our common stock is regularly traded on an established securities market, then gain realized upon a sale or other disposition of our common stock will not be treated as gain from the sale of a USRPI, as long as the non-U.S. holder did not own more than 5% of our common stock at any time during the five-year period preceding the sale or other disposition or, if shorter, the non-U.S. holder’s holding period for its shares of our common stock. At this time, we generally expect our common stock will be regularly traded on an established securities market, and so gain realized upon a sale or other disposition of our common stock will not be treated as gain from the sale of a USRPI, as long as the non-U.S. holder did not own more than 5% of our common stock at any time during the applicable testing period. However, we can provide no assurances in that regard, and in the event that our common stock is not regularly traded on an established securities market, then gain recognized by a non-U.S. holder upon a sale or other disposition of our common stock will be subject to tax under FIRPTA.

The tax treatment of corporations or an investment in our common stock could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of corporations, including us, or an investment in our common stock, may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect corporations. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet our cash flow needs for operations, acquisitions or other purposes. We are unable to predict whether any of these changes or other proposals will be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    , after deducting offering expenses payable by us.

We intend to use the net proceeds of this offering to submit our revised consolidated permit application with the State of Oregon on the Grassy Mountain Project and for general working capital.

Our actual use of the net proceeds may vary depending on our operating and capital needs from time to time. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. See “Risk Factors.”

We have not achieved positive operating cash flow, and we are expected to have negative cash flow from operations in the foreseeable future. The net proceeds of this offering are expected to be used to fund the proposed expenditures set out above; however, it may be necessary to allocate either existing working capital or an additional amount of the net proceeds of this offering to fund future operations. See also “Risk Factors – Risks Related to our Business Operations – No revenue generated from operations” in our Form 10-K.

Pending the use of the proceeds described above, we may invest all or portion of the proceeds of this offering in short-term deposits, including banker’s acceptances, short term, high quality, interest bearing corporate, government-issued and/or government-guaranteed securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant.

PLAN OF DISTRIBUTION

We have arranged for the sale of the shares of our common stock we are offering pursuant to this prospectus supplement and accompanying base prospectus to investors resident in the United States through a subscription letter directly between the purchasers and us. We will only sell to investors in the United States who have entered into the subscription letter.

We have engaged placement agents for this offering solely for investors resident and located in Canada. We have agreed to pay the Canadian placement agents a fee of 6.0% of the gross proceeds from the sale of our common stock sold in certain Canadian jurisdictions. Notwithstanding the above, we will only pay a fee of 3.0% of the gross proceeds in respect of shares of our common stock that are purchased by purchasers resident in certain Canadian jurisdictions and identified by the Company to the placement agents.

We estimate the total expenses of this offering paid or payable by us will be approximately $            . After deducting our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $            .

Our common stock is traded on the NYSE American under the symbol “PZG.” The offering price of the common stock was negotiated between us and the investors in the offering based on the trading of our common stock prior to the offering, among other things.

We expect that delivery of the shares will be made against payment therefor on or about the date of closing of the offering, which will be the third business day following the date of pricing of the offering. Trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, investors who wish to trade shares of our common stock prior to the closing date of the offering may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Investors who wish to trade common shares prior to the closing date of the offering should consult their own advisors..

Delivery of the shares of common stock hereby is expected to take place on or about June , 2020, subject to satisfaction of certain closing conditions.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our common stock. This discussion is for information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that court would not sustain, a position contrary to any of the tax aspects set forth below. For purposes of this discussion, a non-U.S. holder means a beneficial owner (other than a partnership or other pass-through entity) of our common stock who is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that have elected to mark securities to market or that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	holders who have acquired our common stock through the exercise of a stock option or otherwise as compensation; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our common stock through partnerships or other entities or arrangements that are treated as pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

Distributions on Our Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s tax basis in our common stock, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Distributions will also be subject to the discussion below under the section titled “Withholding and Information Reporting Requirements—FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussion below under “Withholding and Information Reporting Requirements—FATCA,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates (including long term capital gains rates as applicable) applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above under “Distributions on Our Common Stock” may also apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

•

we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” (“USRPHC”) unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds (and is not deemed to hold under applicable attribution rules) no more than 5% of our outstanding common stock, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a USRPHC and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). A 15% withholding tax generally would apply to the gross proceeds from the sale of our common stock by a non-U.S. holder. In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain and would pay any additional U.S. income tax due (if the 15% withholding tax were not sufficient to cover the full U.S. tax liability) or receive a refund for any tax over withheld. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We are currently a USRPHC. Thus, a non-U.S. holder will be subject to U.S. tax, as described above, upon the sale, exchange, or other taxable disposition of our common stock unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, actually or constructively, during the time period described above. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. If our common stock is not regularly traded on an “established securities market” for purposes of the FIRPTA rules, then gain recognized by a non-U.S. holder upon a sale or other disposition of our common stock may be subject to taxation under FIRPTA, as described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding and Information Reporting Requirements—FATCA

Sections 1471 to 1474 of the Code (referred to as the Foreign Account Tax Compliance Act, or FATCA) generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to certain foreign entities, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Withholding under FATCA generally applies (1) to payments of dividends on our common stock and (2) to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2018. An intergovernmental agreement between the United States and an applicable foreign country may modify the FATCA rules described above. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, Treasury Regulations proposed in late 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on non-U.S. holders’ investment in our common stock and the entities (including financial intermediaries) through which they hold our common stock.

U.S. Federal Estate Tax

Shares of our common stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Duane Morris LLP.

EXPERTS

The consolidated financial statements of Paramount Gold Nevada Corp. and its subsidiaries as of June 30, 2019 and 2018 and for each of the years in the two-year period ended June 30, 2019 incorporated in this prospectus by reference from the Paramount Gold Nevada Corp. Annual Report on Form 10-K for the year ended June 30, 2019 have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at www.paramountnevada.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying base prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying base prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying base prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying base prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying base prospectus is considered to be part of this prospectus supplement and the accompanying base prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying base prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying base prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying base prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying base prospectus incorporate by reference the documents listed below (File No. 001-36908):

•	our Annual Report on Form 10-K for the year ended June 30, 2019 filed with the SEC on September 16, 2019;

•

our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019, and March 31, 2020, filed with the SEC on November  6, 2019, February  5, 2020 and May 7, 2020, respectively;

•

our Current Reports on Form 8-K filed on September  13, 2019 (with respect to Items 1.01, 2.03 and 3.02 only), October  11, 2019, December  13, 2019, February  10, 2020 (with respect to Item 5.02 only) and May 20, 2020;

•	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on October 25, 2019 that are deemed “filed” with the SEC under the Exchange Act;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on April 6, 2015, including any amendments or reports filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement which shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents;

provided that these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC pursuant to the Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

Attention: Christos Theodossiou, Director – Corporate Communications

Telephone: (775) 625-3600

You may also access these documents on our website, http://www.paramountnevada.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus, the accompanying exhibits and any free writing prospectus. We have not and the underwriters have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$12,000,000

PARAMOUNT GOLD NEVADA CORP.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Units

By this prospectus, we may from time to time offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock, par value $0.01 per share, is quoted on the NYSE MKT LLC under the symbol “PZG.” On May 25, 2017, the last reported sales price of our common stock, as reported on the NYSE MKT LLC, was $1.59 per share.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See the “Risk Factors ” section herein and in our Annual Report on Form 10-K for the year ended June 30, 2016 as well as our subsequently filed periodic and current reports, which we file with the Securities and Exchange Commission and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2017

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $12,000,000. We are subject to the provisions of General Instruction I.B.6. of the General Instructions to Form S-3, which provide that as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates of our company is less than $75 million, then the aggregate market value of securities sold by us or on our behalf on Form S-3, during the period of 12 calendar months immediately prior to, and including, the sale, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of our company. We have no outstanding non-voting common equity.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering.

You should carefully read this prospectus and any supplements, together with any documents incorporated by reference into this prospectus or any prospectus supplement before you decide to invest in our securities. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to Paramount Gold Nevada Corp. as “we,” “us,” “our,” the “Company” or “Paramount.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Information in and incorporated by reference into this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not purely historical may be forward-looking. You can identify some forward-looking statements by the use of words such as “believes,” “anticipates,” “expects,” “intends” and similar expressions. Forward looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations, and financial position. These statements by their nature involve substantial risks and uncertainties, credit losses, dependence on management and key personnel, variability of quarterly results, and our ability to continue growth. Statements in this prospectus regarding planned drilling activities and any other statements about Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.

For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date made. Because actual results or outcomes could differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

- ii -

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our common stock. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” in this prospectus and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are an emerging growth company engaged in the business of acquiring, exploring and developing precious metal projects in the United States of America. Paramount owns advanced stage exploration projects in the states of Nevada and Oregon. We enhance the value of our projects by implementing exploration and engineering programs that are likely to expand and upgrade known mineralized material to reserves. Paramount believes there are several ways to realize the value of its projects: selling its projects to producers; joint venturing its projects with other companies; or building and operating small mines on its own.

The Company’s principal Nevada interest, the Sleeper Gold Project, is located in Humboldt County, Nevada, and was a producing mine until 1996.

Our project located in Oregon, known as the Grassy Mountain Project, is located in Malheur County, Oregon, and was acquired by way of statutory plan of arrangement in the Province of British Columbia, Canada with Calico Resources Corp. in July 2016.

Inter-corporate Relationships

We currently have three active wholly owned subsidiaries:

New Sleeper Gold LLC and Sleeper Mining Company, LLC, which operate our mining interests in Nevada.

Calico Resources USA Corp., which holds our interest in the Grassy Mountain Project in Oregon.

Initial Public Offering and Organizational Transactions

Paramount Gold Nevada Corp. is a Nevada corporation formed on June 15, 1992 under the name X-Cal (USA), Inc.

On April 17, 2015, we entered into the previously disclosed separation and distribution agreement with Paramount Gold and Silver Corp. (“PGSC”), to effect the separation (the “separation”) of the Company from PGSC, and to provide for the allocation between the Company and PGSC of the Company’s and PGSC’s assets, liabilities and obligations attributable to periods prior to, at and after the separation.

We filed a registration statement on Form S-1 in connection with the distribution (the “distribution”) by PGSC to its stockholders of all the outstanding shares of common stock of the Company. The registration statement was declared effective by the Securities and Exchange Commission on April 9, 2015. The distribution, which effected a spin-off of the Company from PGSC, was made on April 17, 2015. As a result of the distribution, the Company is now a publicly traded company independent from PGSC. On April 20, 2015, the Company’s shares of common stock commenced trading on the NYSE MKT LLC under the symbol “PZG”.

On March 14, 2016, Paramount Gold Nevada Corp. and Calico Resources Corp. (“Calico”) entered into an Arrangement Agreement providing for the acquisition of Calico by Paramount. On July 7, 2016, after having received the approval of the Supreme Court of British Columbia to the transaction, Paramount and Calico completed the transaction contemplated by the Arrangement Agreement, pursuant to which Calico became a wholly-owned subsidiary of Paramount.

On November 14, 2016, Calico Resources Corp. was merged into Calico Resources USA Corp. As a result, Calico Resources USA Corp. became a wholly owned subsidiary of Paramount.

Corporate Information

Our principal business office is located at 665 Anderson Street, Winnemucca, Nevada 89445, and our telephone number is (775) 625-3600. Our website address is www.paramountnevada.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and in our subsequent filings with the SEC. Our business, financial condition, results of operations, or the value of these securities could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, mining, mineral exploration programs, geological fees, regulatory affairs expenditures, mineral testing, acquisitions of new properties or mining claims. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby at prices and under terms then prevailing, at prices related to the then current market price or in negotiated transactions from time to time in one or more of the following ways:

•	directly to one or more purchasers;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•

through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	through remarketing firms;

•	in privately negotiated transactions; or

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the number of securities and purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Agents and any other participating broker-dealers may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of the securities. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered or sold.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may use a remarketing firm to offer to sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

We may authorize agents, dealers or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters, agents or dealers soliciting purchases of securities under delayed delivery contracts will be described in the applicable prospectus supplement.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of securities on an exchange, but we are not obligated to do so. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the NYSE MKT LLC or otherwise.

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings, shares of our common stock, preferred stock, depositary shares, warrants, debt securities or units, or any combination of the foregoing.

The descriptions of the securities contained in this prospectus, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarize some of the terms and other provisions of the various types of securities that we may offer under this prospectus. These summary descriptions are not meant to be complete descriptions of each security. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered under that prospectus supplement. The applicable prospectus supplement for a particular security may specify different or additional terms.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended and our bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Common Stock

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Nevada Revised Statutes (as amended from time to time, the “NRS”). This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the NRS. For information on how to obtain copies of our certificate of incorporation and bylaws, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”.

We are authorized to issue 50,000,000 shares of common stock, par value 0.01 per share. As of May 25, 2017, there were 17,779,954 shares of common stock outstanding.

In February 2017, we issued common stock warrants to certain investors in a private placement. Each warrant has a two-year term and is exercisable at the following exercise prices: in the first year at $2.00 per share and in the second year at $2.25 per share. The warrants are exercisable for an aggregate of up to 1,045,000 shares of the Company’s common stock. As of May 25, 2017, there were 1,045,000 shares of common stock subject to outstanding warrants.

Holders of the Company’s common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights. The Company’s board of directors has authority, without action by the Company’s shareholders, to issue all or any portion of the authorized but un-issued shares of common stock, which would reduce the percentage ownership of the Company of its shareholders and which would dilute the book value of the common stock.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after the satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

We issue our shares of common stock in registered book-entry form and such shares are not certificated.

Preferred Stock

Currently, we do not have any preferred stock authorized. In the event that we determine to issue preferred stock, we will take the appropriate steps and obtain the necessary approvals required under our articles of incorporation and the NRS to authorize preferred stock for issuance. Assuming our Board of Directors and shareholders authorize an amendment to our certificate of incorporation to authorize “blank check” preferred stock, our certificate of incorporation, as amended would provide that our Board of Directors has the authority, without further action by the shareholders, to issue up to a specified number of shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the shareholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their shares of our common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock, including, without limitation, by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., whose address is 111 Founders Plaza East Hartford, CT 06108.

Exchange Listing

Our common stock is listed on the NYSE MKT LLC under the symbol “PZG”.

DESCRIPTION OF DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC. If applicable, material U.S. federal income tax considerations relating to depositary shares will be described in the applicable prospectus supplement.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to reports that we file with the SEC and incorporated by reference in this prospectus:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000, and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any debt securities of that series, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of (or premium, if any) on any debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement with respect to that series contained in the indenture or otherwise established with respect to that series pursuant to the indenture, other than a covenant or agreement specifically included solely for the benefit of one or more debt securities other than that series, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default described in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of (premium, if any) and accrued and unpaid interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of that series shall be automatically due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other inconsistent directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such shorter period set forth in applicable escheat, abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section will apply to each unit and to any common stock, or warrant included in each unit, respectively.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 2016, and the effectiveness of our internal control over financial reporting, have been audited by MNP LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities being offered under this prospectus has been passed upon for us by Duane Morris LLP, Newark, New Jersey.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our website address is www.paramountnevada.com. Information contained in, or accessible through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information contained in any supplement to this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering covered by this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on September 16, 2016, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2016 annual meeting of stockholders;

•	Our Quarterly Reports on Form 10-Q for the fiscal periods ended September 30, 2016, December 31, 2016 and March 31, 2017 filed on November 9, 2016, February 9, 2016 and May 9, 2017 respectively;

•	Our Current Reports on Form 8-K or Form 8-K/A filed on December 16, 2016, January 12, 2017, February 8, 2017 and February 9, 2017; and

•	The description of our common stock included in our registration statement on Form 8-A filed on April 6, 2015.

We will provide without charge upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

(775) 625-3600

Attn: Carlo Buffone, Chief Financial Officer

Shares

Common Stock

PROSPECTUS SUPPLEMENT

June    , 2020

CERTIFICATE OF THE CORPORATION

June 22, 2020

This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the provinces of Ontario, British Columbia and Alberta.

PARAMOUNT GOLD NEVADA CORP.

/s/ Rachel Goldman	/s/ Carlo Buffone
By: Rachel Goldman Chief Executive Officer	By: Carlo Buffone Chief Financial Officer

On behalf of the Board of Directors

/s/ Rudi Fronk	/s/ Christopher Reynolds
By: Rudi Fronk Director	By: Christopher Reynolds Director

CERTIFICATE OF THE AGENTS

June 22, 2020

To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of the provinces of Ontario, British Columbia and Alberta.

CANACCORD GENUITY CORP.		CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Tom Jakubowski	By:	/s/ Christopher Craib
	Name: Tom Jakubowski Title: Managing Director		Name: Christopher Craib Title: President and Chief Financial Officer

C-2

SCHEDULE “A”

SUPPLEMENTAL TECHNICAL INFORMATION

GRASSY MOUNTAIN PROJECT

The following is extracted from the executive summary of the Grassy Mountain Report. For full technical details, reference should be made to the complete text of the Grassy Mountain Report which is available on SEDAR under the Corporation’s profile at www.sedar.com and which is incorporated by reference herein. The following summary does not purport to be complete and is subject to all the assumptions, qualifications and procedures as set out in the Grassy Mountain Report and is qualified in its entirety with reference to the full text of the Grassy Mountain Report.

1.0 SUMMARY

Mine Development Associates (“MDA”) has prepared this technical report on the Grassy Mountain gold and silver project in Malheur County, Oregon, at the request of Paramount Gold Nevada Corp. (“Paramount”), which is listed on the NYSE American stock exchange (NYSE: PZG). The technical report presents the results of a Preliminary Feasibility Study (“PFS”) and includes the first estimate of mineral reserves for the project. Paramount is a reporting issuer in the provinces of Ontario, British Columbia, and Alberta, Canada. Consequently, this report has been prepared in accordance with the disclosure and reporting requirements set forth in the Canadian Securities Administrators’ National Instrument 43-101 (“NI 43-101”), Companion Policy 43-101CP, and Form 43-101F1, as well as with the Canadian Institute of Mining, Metallurgy and Petroleum’s “CIM Definition Standards – For Mineral Resources and Reserves, Definitions and Guidelines” (“CIM Standards”) adopted by the CIM Council on May 10, 2014.

Paramount controls the Grassy Mountain project through its 100% wholly-owned subsidiary Calico Resources USA Corp. (“Calico”), which was formerly a wholly-owned subsidiary of Calico BC. Paramount acquired Calico BC in July of 2016 by issuing shares in Paramount to the shareholders of Calico BC, and Paramount and Calico BC were subsequently amalgamated.

1.1 Property Description and Ownership

The Grassy Mountain property encompasses approximately 9,300 acres in Malheur County, Oregon about 70 miles west of Boise, Idaho. The geographic center of the property is located at 43.674° N latitude and 117.362° W longitude, and the principal zone of mineralization is located in Section 8 of Township 22 South (“T22S”), Range 44 East (“R44E”), Willamette Meridian. The property consists of 427 unpatented lode claims, nine unpatented mill site claims, six unpatented association placer claims, three patented claims, and two land leases. Annual property holding costs total $107,970.

Calico, a wholly owned subsidiary of Paramount, owns and controls 100% of the mineral tenure of the unpatented mining claims, patented mining claims, Fee lands, and mining leases that comprise the Grassy Mountain property, including all existing exploration and water rights pertaining to the Grassy Mountain project, pursuant to the “Deed and Assignment of Mining Properties” between Seabridge Gold Inc., Seabridge Gold Corporation (“Seabridge”) and Calico dated February 05, 2013.

Seabridge retains a 10% Net Profits Interest (“NPI”) in the Grassy Mountain project pursuant to the “Deed of Royalties” between Calico and Seabridge dated February 05, 2013. Pursuant to that deed, Seabridge may elect to cause Calico to purchase the 10% NPI for $10M (CAD) within 30 days following the day that Calico has delivered to Seabridge a Feasibility Study on the Grassy Mountain project. A 1.5% royalty on the gross proceeds of the production of minerals from the patented and unpatented claims and a surrounding 1⁄2 mile area of interest is held by Sherry & Yates.

The Bishop I and Bishop II Mining Leases, as amended with Bishop et al. (“Bishop”) and expiring September 11, 2019, require Annual Minimum royalty payments by Calico, or its assigns, of $30,000 USD (Bishop I) and $3,000 USD (Bishop II). All minimum royalty payments are recoverable against future production royalty payments; records to date indicate that there are accumulated credits of $760,000 and $76,000 that would apply to the Bishop I and Bishop II Leases, respectively. The Bishop I lease includes

S-1

Fee lands and unpatented placer claims, while the Bishop II lease includes Fee lands. Bishop retains a 6.0% Net Smelter Return (“NSR”) royalty based on a gold price above $800 USD per ounce. If ore minerals other than gold are produced, they would be subject to an additional 4.0% NSR royalty. A provision in the Bishop I lease agreement provides for payments to Bishop of $50 for each drill hole on Fee land, $100 for each acre of disturbed Fee land, and $300 for each acre disturbed and lost for Bishop’s use.

1.2 Exploration and Mining History

Portions of the Grassy Mountain property were first staked in 1984. After acquiring the property in 1986, Altas Precious Metals (“Atlas”) discovered and defined the Grassy Mountain gold-silver deposit, as well as the Crabgrass deposit 1.5 miles to the southwest, through predominantly reverse-circulation rotary (“RC”) drilling. Atlas commissioned a 1990 historical feasibility study for an envisioned open-pit heap-leach and milling operation and began to consider underground-mining scenarios, but declining gold prices and the perception of an unfavorable permitting environment discouraged Atlas from developing the project. The property was optioned to Newmont Exploration Ltd (“Newmont”) in 1992. Newmont drilled 15 holes in 1994 and completed an in-house economic and mining-method evaluation that was completed in 1995. Newmont determined that the project did not meet corporate objectives and returned the property to Atlas in 1996.

The property was optioned to Tombstone Exploration Company Ltd (“Tombstone”) in 1998. Tombstone drilled six holes and returned the property to Atlas in 1998. Seabridge Gold (“Seabridge”) completed an acquisition of the Grassy Mountain property from Atlas in 2003. Seabridge did not conduct exploration of the property, and in 2012 Calico Resources Corp. (“Calico”) acquired the property. Calico drilled 17 holes before Calico was acquired by Paramount Gold Nevada Corp (“Paramount”) in 2016. There has been no historical mineral production from the Grassy Mountain gold-silver deposit.

1.3 Geology and Mineralization

The Grassy Mountain low-sulfidation epithermal hot-spring gold-silver deposit was formed concurrent with fluvio-lacustrine deposition of the Grassy Mountain Formation in the mid-Miocene-age Lake Owyhee volcanic field. Sedimentary units of the Grassy Mountain Formation, which are the host rocks of the deposit, include interbedded conglomerate, sandstone, siltstone, tuffaceous siltstone, and mudstone, as well as several silica sinter deposits. Surface exposures and drilling indicate the host rocks are generally flat-lying to gently arched.

The deposit has extents of 1,900 feet along a N60°E to N70°E axis, as much as 2,700 feet in a northwest-southeast direction, and as much as 1,240 feet vertically. A central higher-grade core with gold grades generally in excess of ~0.03 oz Au/ton coincides with the axis of the Grassy fault, and it is surrounded by a broad envelope of lower-grade mineralization. The central higher-grade core is almost 1,000 feet long along the N60°E to N70°E axis, by 450 feet in width and 450 feet in vertical extent.

Three distinct and overlapping types of gold-silver mineralization are recognized within the central core of the deposit: gold-bearing, chalcedonic quartz ± adularia veins; disseminated mineralization in silicified siltstone and arkose; and gold and silver in bodies of “clay matrix breccia”. Colliform-banded veins tend to carry the highest grades (>0.5 oz Au/ton), in some cases with electrum along the vein margins or within microscopic voids. Some veins carry very little grade or are barren. Vein widths generally range from 1/16 to ~2.0 inches, and vein frequency can average one vein per foot in places, but any individual vein is unlikely to have lateral or vertical extents of significance.

High gold grades are also present in silicified siltstone and arkose with no visible veins. In these cases, gold and silver are inferred to be very finely disseminated in a stratiform manner in the silicified rock. Fine-grained pyrite is commonly disseminated in the silicified siltstone and sandstone where oxidation has not occurred.

Gold-silver mineralized clay matrix breccias are mainly of clast-supported types. Fragments consist of sub-rounded to sub-angular, sand- to boulder-sized clasts of silicified and/or veined arkose and siltstone, with minor amounts of clay and iron-oxide minerals between the clasts. Their true thickness and exact orientations are poorly understood because their margins are commonly irregular-to-gradational, as opposed to planar. The clay matrix breccia mineralization may be more prevalent in the lower portion of the higher-grade core of the deposit, and individual bodies of this material are interpreted to extend at near-vertical angles up and down into the surrounding, low-grade envelope.

1.4 Metallurgical Testing and Mineral Processing

The most recent metallurgical testing was completed in 2017 as part of this PFS. This included tests using nine different composites based on representative lithologies and grade ranges. The results demonstrate that the Grassy Mountain mineralization is free-milling and can be processed with gravity concentration followed by conventional cyanide leaching of the gravity tails. Results from the 2017 test program are consistent with historical testing. A conservative interpretation of the results estimates a gravity recovery of 8.6% of the gold. Carbon-in-leach (“CIL”) has been selected for this project for the processing of the gravity tails and is estimated to achieve a gold recovery of 84.9%, for an overall combined gold recovery of 93.5%.

Comminution testing from 2017 showed the samples to be classified as hard. The crusher work index determined from these tests, 21.2 kWh/ton, was used to select primary, secondary, and tertiary crushers. From historical testing, a Bond ball-mill work index of 19.0 kWh/ton (75th percentile value of available data) was used to select the ball mill, along with a feed size of 80% passing 0.39” and the product size of 80% passing 100 mesh.

1.5 Mineral Resource Estimate

The Grassy Mountain gold and silver mineral resources were modeled and estimated by:

•	evaluating the drill data statistically;

•	separately interpreting gold and silver mineral domains on a set of 070°-looking cross sections spaced at 50-foot intervals, and using these sections to code the drill-hole database;

•	rectifying the cross-sectional mineral-domain interpretations on level plans spaced at 10-foot vertical intervals, and using these level plans to code the resource block model;

•	analyzing the modeled mineralization spatially and statistically to aid in the establishment of estimation and classification parameters; and

•	interpolating grades into the block model, using the coding of the level-plan gold and silver mineral domains to constrain the estimations.

The Grassy Mountain resources have been estimated to reflect potential open-pit extraction and milling, as well as potential underground mining of material lying outside of the resource pit shell. To define the open-pit resources, a pit optimization was run using the parameters summarized in Table 1.1, and a gold-equivalent cutoff grade of 0.012 oz Au/ton was applied to all material within the pit shell.

Table 1.1 Pit Optimization Parameters

Mining Cost	$2.00	$/ton
Processing Cost	$13.00	$/ton processed
Tons per Day	5,000	tons-per-day processed
G&A per Ton	$2.22	$/ton processed
Au Price	$1,500	$/oz
Ag Price	$20	$/oz
Au Recovery	80%
Ag Recovery	60%
Au Refining Cost	$5.00	$/oz produced
Ag Refining Cost	$0.50	$/oz produced

Underground resources were estimated by applying a a gold-equivalent cutoff grade of 0.060 oz/ton to blocks lying immediately outside of the optimized pit. Table 1.2 lists the parameters used to calculate the underground cutoff grade.

Table 1.2 Parameters Used to Determine Underground Resource Cutoff Grade

Mining Cost	$50.00	$/ton
Processing Cost	$25.00	$/ton processed
Tons per Day	5,000	tons-per-day processed
G&A per Ton	$8.00	$/ton processed
Au Price	$1,500	$/oz
Ag Price	$20	$/oz
AuEq Recovery	90%
Refining Cost	$5.00	$/oz produced

The gold equivalent grade (“oz AuEq/ton”) of each model block was calculated by dividing the silver grade by 100 and adding it to the gold grade. The silver-to-gold equivalency factor of 100 was derived from the metal prices and recoveries in Table 1.1.

The total Grassy Mountain project gold and silver resources, which are dominated by the in-pit resources, are presented in Table 1.3. The resources are inclusive of the project mineral reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Table 1.3 Grassy Mountain Gold and Silver Resources

Classification	Tons	oz Au/ton	oz Au	oz Ag/ton	oz Ag
Measured	17,933,000	0.020	363,000	0.079	1,409,000
Indicated	12,886,000	0.054	695,000	0.146	1,882,000
Measured + Indicated	30,819,000	0.034	1,058,000	0.107	3,291,000
Inferred	1,055,000	0.040	42,000	0.119	125,000

1.	Mineral Resources are comprised of all model blocks at a 0.012 oz AuEq/ton cutoff that lie within an optimized pit, plus blocks at a 0.060 oz AuEq/ton cutoff that lie outside of the optimized pit.
2.	The mineral resources are inclusive of the project mineral reserves.
3.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
4.	The Effective Date of the Grassy Mountain resource estimate is May 1, 2018.
5.	Rounding may result in apparent discrepancies between tons, grade, and contained metal content.

1.6 Mineral Reserves

Modifying factors were applied to the Measured and Indicated mineral resources presented in Table 1.3 to estimate the Proven and Probable mineral reserves for the Grassy Mountain project. The estimated Proven and Probable mineral reserves (Table 1.4) contain 1.72 million tons at an average grade of 0.210 oz Au/ton and 0.30 oz Ag/ton, for 362,000 contained ounces of gold and 516,000 contained ounces of silver. Mineral reserves are included in the estimated Measured and Indicated mineral resources. The Effective Date of the estimated mineral reserves is May 1, 2018.

Table 1.4 Mineral Reserve Statement

Classification	Tons (Million)	Gold Grade oz Au/ton	Silver Grade oz Ag/ton	Contained Metal (oz Au)	Contained Metal (oz Ag)
Proven	0.23	0.191	0.27	43,000	62,000
Probable	1.49	0.214	0.30	319,000	454,000
Proven + Probable	1.72	0.210	0.30	362,000	516,000

1.	Mineral reserves have an Effective Date of May 1, 2018.
2.	Mineral reserves are reported using the 2014 CIM Definition Standards.
3.

Mineral reserves are reported inside stope designs assuming drift-and-fill mining methods, and an economic gold cutoff grade of 0.103 oz Au per ton. The economic cutoff grade estimate utilizes a gold price of $1,275/oz, mining costs of $80/ton processed, surface rehandle costs of $0.16/ton processed, process costs of $30/ton processed, general and administrative costs of $11.11/ton processed, and refining costs of $5/oz Au recovered. Metallurgical recovery is 94.5% for gold. Mining recovery is 95% and mining dilution is assumed to be 10.5%. Mineralization that was either not classified or was assigned to Inferred mineral resources was set to waste. A 1.5% NSR royalty is payable. The reserves reference point is the PFS mill crusher.

4.	Mineral reserves are included in Measured and Indicated resources; tonnage and contained metal have been rounded to reflect the accuracy of the estimate. Apparent discrepancies are due to rounding.

1.7 Mining Methods

Extraction of the estimated mineral reserves is planned via a proposed underground mine that will be accessed via one decline and a system of internal ramps. Two shafts are planned for ventilation and secondary egress. The planned mining method is drift-and-fill with diesel-powered mining equipment. Cemented rock fill and uncemented rock fill will be used for backfill.

The mine design is based on a production rate of 1,300 to 1,400 tons per day over four days per week, with two shifts per day, to provide sufficient material to feed the 750 tons per day to the mill on a seven day per week basis. The nominal development size is 15 feet wide by 15 feet high for the main decline, 13 feet wide by 13 feet high for horizontal access to production areas, and the production headings will be 20 feet wide x 13 feet high. Ground support was designed to maintain a safe operation.

1.8 Recovery Methods

The Grassy Mountain gold-silver mineralization is considered to be amenable to a combination of gravity concentration and cyanide leaching. A 750 ton per day process plant has been designed to recover and concentrate gold and silver. The plant will be a conventional CIL type and is designed to operate with two shifts per day, 365 days per year, with an overall plant availability of 91.3%. The process plant will produce gold doré bars to be sold to gold refiners.

The plant feed will pass through a jaw crusher as the primary stage and cone crushers for secondary and tertiary size reduction, and then will be ground by a ball mill in a closed circuit with hydro-cyclones. A centrifugal gravity concentrator will collect gravity-recoverable gold from the cyclone underflow and discharge it to an intensive-leach reactor for recovery. The hydro-cyclone overflow with P80 of 100 mesh will flow to a CIL recovery circuit via a pre-aeration reactor.

Gold and silver leached in the CIL circuit will be recovered on carbon and eluted in a pressurized Zadrastyle elution circuit, then precipitated by electrowinning and smelted in a refining furnace to pour doré bars.

Cyanide in the tailings will be destroyed in an SO2/air circuit. Detoxified tails will be pumped to a tailings storage facility for final deposition and recovery of decant water. Process water recovered from the decant water will be re-used for grinding and plant utility water.

1.9 Infrastructure

Provisions for infrastructure include: 17 miles of main access road, security fencing, water supply and distribution piping, fuel handling facilities, communications, buildings, explosives storage and handling, borrow source, electrical power supply and distribution, and a tailings storage facility. The general arrangement of the project surface facilities is shown in Figure 1.1.

1.9.1 Tailings Storage Facility

Tailings produced during mineral processing will be conveyed and disposed of in a tailing storage facility (“TSF”) west of the mill site. The TSF is fully-lined and provides sufficient storage capacity to contain all tailings produced during the PFS mine production life.

The TSF consists of a dual containment lining system, water recovery, collection, return systems, and storm-water controls. Preliminary design by Golder Associates Inc. (“Golder”) includes construction of the TSF in stages. Each stage increases the storage capacity of the facility by increasing dam embankment heights and expanding the impoundment basin.

Using data provided to, and additional data collected by, Golder, the TSF is designed to be zero discharge facility during normal and upset conditions and remain geotechnically stable during the design seismic event.

[The remainder of this page is intentionally left blank]

Parking
Guard House
Parking
Truck Scale
Underdrain Reclaim Pipe
Utility Corridor Disturbance
Access Road Disturbance
Diversion Channel
Helipad
Powerline
Weather Station
Admin Bldg, Plant Offices, Changehouse
Collection Pond
Truck Workshop & Warehouse
Mining Offices and Changehouse
Equipment Ready Line
Water Line
Truck Wash
Lab
Plant Workshop, Warehouse, and Stores Yard
UG Backfill Aggregate Stockpile
UG Backfill Plant
Vent Shaft #1 Laydown
UG Portal Cut
UG Utilities & Laydown Area
Vent Shaft #2 Laydown
Explosives Magazine
Contractor Offices and Laydown
Contractor's Laydown Yard
Tailings Distribution Pipe
TSF
Decant Return Water Pipe
Process Plant
Parking
Substation
Septic
Haul Road
50 ft Tailings Perimeter Road and Utilities Corridor
WRSF
Diversion Channel

Explanation

- Project Area
- Patented Outline
- Tailings Storage Facility
- Waste Rock Storage Facility
- Topsoil Storage
- ROM Stockpile
- Reclaim Pond
- Collection Pond
- Sediment Basin
- Potential Borrow Pit Area
- Landfill
- Facility
- Disturbance Area
- Facility/Road
- Fence Line
- Powerline
- Water Line
- Decant Return Water Pipe
- Tailings Distribution Pipe
- Underdrain Reclaim Pipe
- Water Production Well
- Water Tank
- Contours (10-ft contour interval)

0 500 1,000 Feet

N

CALICO RESOURCES USA CORP.

GRASSY MOUNTAIN PROJECT

Site Plan

Figure 3

1.10 Environmental Studies and Permitting

Calico is in the process of acquiring the necessary local, state, and federal permits for the development of an underground-mining and mill-processing operation at Grassy Mountain. Permitting activities began in 2012 and baseline data collection is ongoing as of the date of this report.

The project will require the following major environmental permits to construct, operate, and close: 1) a Plan of Operations (“Plan”) from the BLM; 2) an Oregon Department of Geology and Mineral Industries (“DOGAMI”) Consolidated Permit for Mining Operations (Chapter 632, Division 37); 3) an Oregon Department of Environmental Quality (“ODEQ”) Chemical Mining Permit (Chapter 632, Division 43); 4) Water rights from the Oregon Department of Water Resources (“ODWR”); 5) an Air Quality Operating Permit (“AQOP”) with the ODEQ; and 6) a Conditional Use Permit from Malheur County. The Division 37 Rules (Chapter 632, Division 37, 1991 Oregon Laws (§632-037-0005) provide a well-defined regulatory pathway with definitive permitting requirements and timelines.

An updated Plan of Operations (“Plan”) was submitted to the U.S. Bureau of Land Management (“BLM”) in 2017. The Plan outlines approximately 265 acres of proposed surface disturbance for the planned underground mine, process plant, waste-rock storage, tailings storage, ore stockpile, water-well sites and distribution system, electrical power substation and distribution system, ancillary facilities, reclamation, and closure. The National Environmental Policy Act (“NEPA”) is triggered by the BLM issuance of a completeness letter for the Plan, and BLM has stated that the NEPA review process at Grassy Mountain will be an EIS. Under 2018 Secretarial Order 3355, the EIS must be completed in 365 days and must be less than 150 pages, unless a waiver is obtained. The Draft EIS is prepared for the BLM by a third-party contractor and BLM has chosen HDR Engineering Inc.

Calico has agreed to reimburse DOGAMI and other state agencies for their involvement in processing permit applications for the Grassy Mountain project. An interagency Technical Review Team (“TRT”) has been organized to provide interdisciplinary review of technical permitting issues for Oregon’s Consolidated Permitting Process. Calico has filed multiple Notices of Intent (“NOI”s), which initiate the state permitting process and baseline data collection and the TRT has accepted the NOIs. In addition, DOGAMI and the TRT have reviewed and approved the Calico Resources Environmental Baseline Work Plans Grassy Mountain Mine Project, which was filed May 17, 2017. Calico is working on the baseline studies.

The Oregon Division 37 Consolidated Permit Application is a single application which includes the following: 1) General information, 2) Existing environment-baseline data, 3) Operating plan, 4) Reclamation and closure plan, and 5) Alternative analysis. The key components of the Calico permitting program with the State of Oregon are as follows: A) Environmental baseline studies for all resource categories; B) Meeting all requirements of Division 37 Rules which include, but are not limited to: i) preparation of a Consolidated Permit Application; ii) obtaining all necessary federal, state, and local permits and authorizations; and iii) satisfying any potentially applicable NEPA requirements; and C) implementing a pro-active community involvement and consultation process including: a) local hire preference; b) local contracting and purchase were practicable; and c) mine-worker job training to provide an experienced workforce. After Calico submits the Consolidated Permit Application, the TRT and DOGAMI will conduct a completeness review. Following issuance of a Notice to Proceed, DOGAMI will initiate an Environmental Evaluation (“EE”) which includes 1) impact analysis, 2) cumulative impact analysis, and 3) alternatives analysis. The EE is separate from the BLM’s NEPA process.

The ODEQ Chemical Mining Permit, Water Rights from ODWR, and the AQOP with ODEQ will be issued based on information submitted in the Consolidated Permit Application. The local permitting process, Conditional Use Permit application, will begin following the completion of this PFS. Other applicable state and federal permits may include, but they are not limited to, the following: 1) Permits to appropriate groundwater or surface water, or to store water in an impoundment; 2) Water Pollution Control Facility; 3) Storm Water Pollution Prevention Plan (EPA); 4) Air Quality Permits; 5) Solid Waste Disposal Permit; 6) Permit for Placing Explosives Hazardous Waste Storage Permit; 8) Land Use Permit; and 9) Any other state permits, if applicable and required under Division 37.

There are no known, ongoing, environmental issues with any of the regulatory agencies. Waste-rock characterization tests have been conducted, with results indicating the waste rock and ore are generally reactive, acid-generating, and have the potential to leach metals. There are no known social or community issues that would have a material impact on the project’s ability to extract mineral resources, with identified socioeconomic impacts anticipated to be positive.

A valid exploration permit currently exists with DOGAMI and the BLM. A bond in the amount of $146,200 is associated with the exploration permit. An existing Notice with the BLM for 2.78 acres of surface disturbance and a monitor well has an associated bond in the amount of $25,315. An application for “Extension of Time for a Water Right Permit” was filed with the Oregon Water Resources Department. Paramount has until October 1, 2028 to complete the water system and apply water to beneficial use. The company must submit progress reports on October 1 of 2022 and 2027.

1.11 Capital and Operating Costs

Ausenco estimated processing and certain infrastructure costs, Ausenco estimated mining costs, Golder estimated the tailings storage facility costs, and MDA estimated general and administration (“G&A”) costs and infrastructure costs. Table 1.5 summarizes the project capital costs. Total initial capital is estimated to be $109.9 million. Sustaining costs of $1.1 million have been estimated, which include a refund of cash contribution toward surety bonding. The total life-of-mine (“LOM”) capital cost estimate is $110.9 million. Note that negative capital assumes bounding and working capital is returned to the cash flows as part of sustaining capital.

Table 1.6 shows the estimated operating costs for the LOM. Total operating costs are $185.8 million. This results in a $105.63 cost per ton processed or $528.12 per gold equivalent ounce produced.

Table 1.5 Capital Cost Summary (K USD)

	Initial	Sustaining	Total
Mining Capital	$2,928	$1,399	$4,328
Buildings & Site Infrastructure	$12,787	$—	$12,787
Process Capital	$25,935	$—	$25,935
Tailings Storage Facility	$8,215	$5,026	$13,241
Plant & Infrastructure Indirect	$9,691	$—	$9,691
Off-Site Power and Access	$10,328	$—	$10,328

Subtotal Infrastructure & Equipment	$69,885	$6,426	$76,311

Mine Development	$7,640	$1,799	$9,439
Mine Pre-Production	$4,598	$—	$4,598

Subtotal Mine Pre-Production	$12,238	$1,799	$14,037

Owner’s Capital	$7,005	$(4,142)	$2,863
Other Capital	$2,092	$166	$2,259
Working Capital	$4,464	$(4,464)	$—

Subtotal Other Capital	$13,561	$(8,439)	$5,122

Subtotal	$95,684	$(214)	$95,470

Contingency	$14,195	$1,282	$15,477

Total Capital	$109,880	$1,067	$110,947

Table 1.6 Operating Cost Summary (USD)

	Life-of-Mine Cost (K USD)	Cost/ton Processed	Cost per Oz Au *
Mining	$114,969	$65.37	326.81
Processing	$49,332	$28.05	140.23
G&A	$15,275	$8.68	43.42
Reclamation	$6,213	$3.53	17.66

Total	$185,789	$105.63	528.12

*	Cost per ounce includes silver revenue as credits

1.12 Economic Analysis

An economic analysis of the project was completed. The metal prices used for the economic analysis include $1,300 per ounce of gold sold and $16.75 per ounce of silver sold. Economic highlights include:

•	Average annual gold production of 46,996 ounces per year;

•	Average annual silver production of 49,886 ounces per year;

•	7.25-year mine life;

•	341,000 total recovered ounces of gold (340,000 ounces sold);

•	362,000 total recovered ounces of silver (360,000 ounces sold);

•	345,000 gold-equivalent ounces produced[3]

•	$528 cash operating cost per ounce of gold[1]

•	$853 total cost per ounce of gold[2]

•	27.6% internal rate of return;

•	$87,754,000 after-tax NPV (5%);

•	$70,621,000 after-tax NPV (8%);

•	60,455,000 after-tax NPV (10%); and

•	2.51-year payback period (from start of production).

1	Includes silver revenues as credit
2	Includes silver revenues as credit and all capital
3	Gold equivalent based on ounces of gold and silver produced and gold to silver ratio of $1,300:$16.75

1.13 Economic Sensitivity Analysis

Pre-tax and after-tax cash-flow sensitivities to revenue were evaluated by varying the gold price from $1,200 to $1,500 per ounce in $50.00 increments. The silver price was also modified in these sensitivities based on a constant gold-to-silver price ratio of $1,300 to $16.75 (77.6:1 gold-to-silver price ratio). After-tax metal price sensitivities are shown in Table 1.7.

After-tax sensitivities to changes in revenues, operating costs, and capital costs are shown in Figure 1.2. The Grassy Mountain project is most sensitive to changes in metal prices, but at prices greater than $1,100 per ounce of gold, the project retains a fairly robust return.

Table 1.7 Project Cash-Flow Sensitivity to Gold Price

Au ($/oz Au)	Ag ($/oz Au)	IRR	NPV 5%	NPV 8%	NPV 10%	Payback Start of Prod
1,200	$15.46	$22.1%	64,871	$49,714	$40,714	$2.91
1,250	$16.11	$24.9%	76,336	$60,200	$50,622	$2.69
1,300	$16.75	$27.6%	87,754	$70,621	$60,455	$2.51
1,350	$17.39	$30.2%	99,132	$80,987	$70,227	$2.35
1,400	$18.04	$32.8%	110,511	$91,354	$79,998	$2.20
1,450	$18.68	$35.4%	121,890	$101,720	$89,770	$2.07
1,500	$19.33	$37.8%	133,243	$112,050	$99,499	$1.97

Figure 1.2 Project Cash-Flow Sensitivities

1.14 Conclusions and Recommendations

The authors believe that the Grassy Mountain project is a project of merit that should be considered for a Feasibility Study. An exploration program that includes drilling of targets with the potential to provide additional mill feed is also warranted. The approximate costs of the recommended work are shown on Table 26.1, which is followed by relevant details.

Table 1.8 Recommended Work Program

Category	Estimated Cost $
Exploration Drilling (19,500ft RC); includes assays, site prep, supplies, down-hole surveys	$1,100,000
Surface Exploration (CSAMT, soil sampling, trenching)	$150,000
Exploration Geology	$50,000
Feasibility Study	$2,000,000

Total	$3,300,000

“

[The remainder of this page is intentionally left blank]

SLEEPER PROJECT

The following is extracted from the executive summary of the Sleeper Report. For full technical details, reference should be made to the complete text of the Sleeper Report which is available on SEDAR under the Corporation’s profile at www.sedar.com and which is incorporated by reference herein. The following summary does not purport to be complete and is subject to all the assumptions, qualifications and procedures as set out in the Sleeper Report and is qualified in its entirety with reference to the full text of the Sleeper Report.

1.	SUMMARY

1.1	INTRODUCTION

The Sleeper Project represents an opportunity as a mine that might be put back in to operation in the current gold price environment. This report documents a scoping study that looked at Sleeper with the potential to operate in an environment of low gold prices. In this view of the project, MMC chose to define a pit constrained mine plan that assumed a $650 selling price. Though the economic analysis is performed at $1,250 Au and $16 Ag selling prices, the scheduled mine plan from the $650 pit represent higher value ounces that can support a smartly derived, low capital investment. MMC feels this view of the Sleeper Project is representative for current market conditions.

Results of the PEA are summarized below:

•	30,000 tonnes per day heap leach process facility fed by open pit mining (approximately 11 million tonnes per year throughput with 0.72 strip ratio);

•	Mineralized material containing a total 1.02 million ounces of gold and 5.1 million ounces of silver;

•	Average annual production of 102,000 ounces of gold and 102,000 ounces of silver for 7 years with additional metal recovered during final leaching of 37,850 ounces of gold and 30,500 ounces of silver;

•	Payback period of 3.5 years after the beginning of production;

•	Average gold grade for the first three years of 0.47 g/T with 0.41 g/T over the life of mine (LOM);

•	Low initial Capital Expenditure of $175 million and total LOM capital and sustaining costs of $259 million;

•	Projected LOM average cash operating costs are US$529 per ounce of equivalent gold produced;

•	LOM all-in capital, operating and sustaining costs estimated at $869 per ounce of gold equivalent;

•

At a gold and silver price of $1250 and $16 per ounce respectively, the pre-tax Base Case has a $290 million pre-tax net cash flow, a $202 million net present value at a 5% discount rate and an internal rate of return of 28.4%;

•	After tax base case NPV at 5% discount rate is $126 million and IRR of 20%.

1.2	HISTORY

AMAX first began production in 1986. The Sleeper operation was designed to treat oxide mineralization by both milling and heap leaching. There was no flotation circuit in the mill to recover gold bearing sulphides. The early pit mill feed was oxide material, but zones of sulphide mineralization were present in the pit. Reported gold production from the mill was 1,219,880 ounces and 438,609 ounces from heap leaching. Silver production totaled approximately 2.3 million ounces. The mine ceased production in 1996.

1.3	GEOLOGY AND MINERALIZATION

Four main types of gold mineralization are found within the Sleeper deposit and may represent a continuum as the system evolved from a high level, high sulphidation system dominated by intrusion related fluids and volatiles to a low sulphidation meteoric water dominant system. In this setting the paragenetic relationships of the differing mineralization styles are as follows:

•	Early -quartz-pyrite-marcasite stockwork

•	Intermediate -medium-grade, silica-pyrite-marcasite cemented breccias localized on zones of structural weakness

•	Late -high-grade, banded, quartz-adularia-electrum-(sericite) veins

•	Post -alluvial gold-silver deposits in Pliocene gravels

AMAX mined all four types of mineralization, with high-grade material (> 0.1 oz Au/ton) processed through the mill and low-grade (0.006 to 0.1 oz Au/ton) material processed by heap leaching. All were mined by open pit methods from the Sleeper, Wood, and Office pits. The deposit was mined over a north-south distance of 4,500 ft (1,372 m) and an east-west width of approximately 2,100 ft (640 m).

The high-grade bonanza veins are banded and composed of layers of quartz—adularia-electrum, with minor carbonate, barite, and late stibnite. Veins ranging from 1 inch to 20 feet in true width were mined in the Sleeper, East Wood, West Wood and Office vein systems. Numerous other narrower or shorter veins have been found in the course of drilling and mining, including several below the final mined pit, and some hosted within Auld Lang Syne meta-sedimentary rocks.

Medium-grade breccias in the mine, which were clast-supported and cemented by silica, pyrite, marcasite and adularia, typically assay between 0.1 and 1.0 oz Au/ton. The pyrite-marcasite content of the higher-grade breccias was notably higher than in the veins. The silver content in mined breccias was typically three to six times the gold grade. Lower-grade stockwork and breccia mineralization accounted for approximately 20 percent of the gold production. Mineralized breccias extend below the depth of the Sleeper Mine open pits, as demonstrated by X-Cal drilling west of the Wood Pit, where the breccias are particularly rich in sulphides.

Alluvial gold mineralization of Miocene or Pliocene age was found and mined in the western part of the Sleeper pit. This Older Alluvium consists of poorly sorted conglomerates derived mostly from the weathering of altered Sleeper rhyolite and partly from vein/stockwork ores.

1.4	GEOLOGICAL MODELING

Leapfrog Support Chile (LSC) was retained by SRK Chile to create a 3D Geological model of Paramount’s Sleeper gold deposit in Nevada. The deliverable products of this work combines a 3D model for Au and Ag mineralization with a lithological model of the study area, to be used as geological domains for resource estimation by SRK. SRK Consulting geologists in Santiago, Chile, worked together with LSC to check the models and verify the process and interpretations. This was also monitored together with Paramount personnel during several meetings held during the process of this study.

1.5 EXPLORATION AND DRILLING

Following the ceasing of operations by AMAX in 1996, The Sleeper Joint Venture performed drilling in 2004 and 2005 concentrating on the West Wood and Facilities areas. X-Cal Resources drilled the Facilities area in 2006 - 2007, as well as other exploration target areas within the claim block. Paramount’s drilling in 2010 - 2011 concentrated on the West Wood and Facilities areas.

1.6	MINERAL RESOURCE ESTIMATION

Mr. Glen Van Treek, President of Paramount Gold Nevada asked SRK to estimate the gold and silver resources for the Sleeper Project considering three areas of the deposit, Sleeper, Facility and West Wood.

The estimation work consists of the following:

•	(Au) Gold Estimation

•	(Ag) Silver Estimation

•	(S) Sulphur Estimation

•	Density Estimation

•	Resource Classification

The geology used for this work corresponds to the interpreted models of lithology, mineralization, the gold and silver envelopes. The mineralized area was estimated using indicator kriging. The models of lithology, mineralization, gold and silver envelopes were created as 3D solids using Leapfrog software. A separation was made based on the solids of 0.1 ppm for Au and 2 ppm for Ag. Through various analyses, it was determined that using the geological units of the deposit as the estimation units was the best method for more faithfully representing the gold distribution in the deposit. Since each sector of the deposit (Sleeper, Facility and West Wood) is clearly defined and the behavior in grade by lithology is different in each one of the sectors, it was decided to analyse each lithological unit for each one of the areas separately.

Correlograms on composite data bases were used for modeling and describing the spatial variability of the mineralization of the deposit. The methodology used for developing Au and Ag correlogram models was based on following determined preferential directions for the grade variation behavior and lithology of each estimation domain. Since it was not a simple task to identify this behavior due to the geology groupings which form the estimation units, the process considers the creation of variographic maps as correlograms in such a way in order to better visualize the preferential directions for each estimation unit.

Variographic studies used both down the hole and directional variogram analysis.

The sulphur (S) estimate was carried out using the Kriging Indicator Method for continuous variables.

The study also considered an estimate of the waste dumps which was performed using the Inverse distance squared method.

A block model with sub-cells was constructed in order to perform the resource estimation using ordinary kriging. The units were estimated separately except for some cases where soft boundaries were present. Validations were conducted to review the information of the nearest neighbor for global bias and drift, whereas for the general neighborhood review (where blocks around drillholes are also included), composited samples of 1.5 m were used. In order to limit the influence of very high grades, capping and a restricted search radius was performed on each estimation unit.

The estimations were validated using real grade vs. estimated grade regression. Comparison of global bias was also performed.

The following criteria were used for classifying the resources:

•

In order for blocks to be considered as a measured resource, the average estimation distance must be less than or equal to 28 metres. This data is taken from correlograms where at least 90% of the plateau value is appropriate. Furthermore, the block should be estimated using at least two drillholes.

•

In order for blocks to be considered as an indicated resource, the average estimation distance must be less than or equal to 40 metres and greater than 28 metres. This data is taken from correlograms, where at least 100% of the plateau value is appropriate. Furthermore, the block should be estimated using at least two drillholes.

•	In order for blocks to be considered as an inferred resource, the block must only be estimated for gold and may not be considered as either measured or indicated resources.

1.7	MINERAL RESOURCES

The Sleeper database used for SRK’s resource estimate includes more than 4,000 reverse circulation and core drill holes, as well as historical surface mapping and interpretations, to create a comprehensive lithological and structural model over the entire deposit. Additionally, data from more than 378,000 blast holes, collected while the project was in operation, were utilized to define trends, orientations and inclinations for the principal mineral zones. The April 2015 resource estimate prepared by SRK and discussed in Section 14, in the form of the resource block model, was used by MMC as the basis for determining potentially mineable mineralization in the PEA.

Mineral Resources for the project are pit-constrained, Figure 1-1 using a combined mining and processing cost of $5.50 per tonne and metal selling prices of $1,300 per ounce gold and $16 per ounce silver. Table 1-1 lists the in Pit Measured, Indicated and Inferred Mineral Resources for the Project.

Table 1-1 Sleeper Project Pit Constrained Mineral Resource Estimate

Classification	Tonnes (x1,000)	Au Grade (gpt)	Au Oz (x1,000)	Ag Grade (gpt)	Ag Oz (x1,000)
Measured	209,464	0.35	2,354	3.2	21,823
Indicated	87,662	0.28	789	2.5	7,065
Measured and Indicated	297,126	0.33	3,143	3.0	28,888
Inferred	148,844	0.31	1,488	1.4	6,698

Mineral resources are not mineral reserves and do not demonstrate economic viability. There is no certainty that all or any part of the mineral resource will be converted to mineral reserves. Quantity and grade are estimates and are rounded to reflect the fact that the resource estimate is an approximation.

Figure 1-1 E-W Section showing block model and $1,300 Au whittle Pit

1.8	MINE PLANNING

The average grade of the Sleeper mineral resources is relatively low, which dictates a different mining approach than previously employed in exploitation of the high grade mineralization during the 1980s. These low grades, which are now being mined successfully elsewhere in Nevada, appear to be economically viable in combination with the current high gold price environment and low operating costs that could result from large surface mining throughputs. MMC and Paramount envisioned a smaller mining operation that could process a higher grade subset of the total pit constrained mineral resource. This mining approach is the basis of the analysis and evaluation developed for the PEA.

A Preliminary Economic Assessment provides a basis to estimate project operating and capital costs and establish a projection of the potential production including measured, indicated and inferred categories as permitted under National Instrument 43-101. Whittle pit optimization was performed using estimates of operating costs typical of operating surface mines using heap leach processing in northern Nevada, and using estimates of metallurgical recovery based on test work performed on Sleeper core and waste dump material and consideration of historical operating results for heap leaching at the original Sleeper mine. The ultimate pit shell was determined using a gold price of $650 per ounce to process relatively higher grade mineralization within the resource. Table 1-2 identifies this $650 gold price pit-constrained material that were used for the economic analysis.

The estimated strip ratio for the economic pit is 0.74.

Paramount notes that the PEA incorporates inferred mineral resources which are considered too geologically speculative to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Therefore, Paramount advises that there can be no certainty that the estimates contained in the PEA will be realized.

Table 1-2 Mineralized Material and Mineralized Dumps Used for Production Scheduling in the PEA

Resource Category	Mineralized Material (000s Tonnes)	Gold Grade (g/t)	Gold (000s of ounces)	Silver Grade (g/t)	Silver (000s of ounces)
Measured	32,596	0.38	399	3.54	3,714
Indicated	10,089	0.35	112	2.29	744
Measured and Indicated	42,685	0.37	511	3.25	4,458
Inferred	34,924	0.46	511	0.57	640

1.9	METALLURGY

Paramount has performed scoping level metallurgical testing to provide a basis to project potential process recoveries for oxide, sulphide and mine dump material. Data was available from bottle roll testing and column leach testing of drill samples from the mine dumps, Facilities Zone, Westwood Zone and tail materials. The tests indicated that materials from the Facilities Zone and mine dumps had generally high Au recovery in cyanide leach tests, while Westwood Zone and Sleeper material had generally low gold recovery in cyanide leach tests. Accordingly, material from the Westwood Zone and tailings was not incorporated into the PEA analysis.

Three general mining zones were defined on the basis of metallurgical testing and historical mining performance: (1) the Facilities Zone (an area on the eastern edge of the Sleeper surface excavation), (2) Sleeper Zone (low grade continuation of the original Sleeper deposit at depth), (3) West Wood and (4) mine dumps from historic Sleeper mining operations.

On the basis of the existing test data and the historical metallurgical performance of the Sleeper cyanide heap leach and cyanide mill processing, heap leach process recovery assumptions used in the Whittle optimization were:

•	Alluvium - 72% for gold and 8% for silver

•	Mine Dumps - 72% for gold and 42.5% for silver

•	Facilities Zone - 79% for gold and 8% for silver

•	Mixed Zones - 67.5% for gold and 20% for silver

•	Sleeper Zone - 85% for gold and 10% for silver

•	West Wood Zone - 72% for gold and 9% for silver

The process facilities in the PEA were assumed to be standard cyanide heap leaching with a carbon-in-column and ADR recovery plant. Heap leach material would be crushed to P80 -3/4 inch (19 mm) using a primary and secondary crushing circuit. It was assumed that agglomeration would be required for the heap leach. The crushing circuit would be sized for 30,000 tonnes per day throughput.

The process facilities would produce a dore’ for direct sale to a regional refinery. It was assumed that metal produced would be sold at spot prices for gold and silver.

1.10	CAPITAL COSTS

Capital costs were developed based on scaling costs from similar facilities for production rates and from design basis assumptions including an owner operated mining fleet. The costs are collected in three separate categories: (i) initial capital (construction costs to initiate mining operations and heap leach processing); (ii) sustaining capital (costs associated with equipment additions/replacements or system rebuilds); and (iii) contingency estimates. The estimated life of mine capital costs for the base case are listed in Table 1-3.

Table 1-3 Life of Mine Estimated Capital Costs

Description	US$(millions)
Initial Capital	145.5
Sustaining Capital	37.4
Expansion	22.6
Contingencies	29.4
Initial Fills and Spares	5
Working Capital	18.9

Total	258.8

1.11	OPERATING COSTS

Operating cost assumptions were based on similar scale surface mining operations using heap leach processing in northern Nevada, and process cost estimates for key consumables based on the available metallurgical test data, power consumption data and prevailing costs for key materials in similar Nevada mining operations. Operating cost assumptions per tonne of material processed are summarized as in Table 1-4.

Table 1-4 Estimated Unit Operating Costs

Cost Area	Cost per process tonne ($US/t)	Cost per equivalent* produced Au ounce ($US/eq.Oz)
Mining (including waste and mineralized material rehandle)	$2.41	$245
Processing	$1.98	$202
Administrative	$0.80	$81
Dewatering	$20	$20
Reclamation	$0.11	$11
Credit working capital and Initial Fills & Spares	($0.31)	($32)
Subtotal Operating Cost	$5.19	$529
Capital Cost	$3.33	$340
Projected Total Cost	$8.52	$869

*	Gold Price =$US 1,250 per ounce; Silver Price = $US 16 per ounce

1.12 ECONOMIC ANALYSIS

The base case economic evaluation used historical three-year trailing averages for gold and silver prices as of October 12, 2015. This approach is consistent with the guidance of the United States Securities and Exchange Commission, is accepted by the Ontario Securities Commission and is industry standard. The base case pre-tax and post-tax economic results for both sets of metal price assumptions are listed in Table 1-5.

1.13 INFRASTRUCTURE

Existing infrastructure at the Sleeper mine site will require upgrades for the projected large mine configuration, however, the basic components remain in place. The site is currently connected to the regional electrical grid, although substantial capacity upgrade would be required. Gravel road access, connecting the Sleeper mine site to paved, all weather Highways 140 and 95 is in place.

The community of Winnemucca, NV is to the south of Sleeper at the junction of Highway 95 and Interstate Highway 1-80, and is a community of 7,400 people. Mining and industrial skills required by the mining operation are readily available in the area, as Winnemucca supports numerous existing gold mining operations.

Table 1-5 Projected Economic Results (US $)

Parameter	Base Case	Spot Price Case	Long Term Price Case
Gold Price Assumption	$1,250	$1,185	$1,400
Silver Price Assumption	$16	$16	$16
In-pit Measured material	32,956	32,956	32,956
In-pit Indicated Material	10,089	10,089	10,089
In-pit Inferred Material	34,924	34,924	34,924
Pre-tax Net Cash Flow	$US 290.5 M	$US 241.6 M	$US 405.5 M
Pre tax Net Present Value (NPV) at 5%	$US 201.8 M	$US 161.7 M	$US 296.4 M
Internal Rate of Return Pre tax (IRR)	28.4%	24.1%	38.1%
After tax Net Cash Flow	$US 198.5 M	$US 165.0 M	$US 277 M
After tax Net Present Value (NPV) at 5%	$US 125.8 M	$US 98.3 M	$US 190.5 M
After tax Internal Rate of Return (%)	20%	17%	27%
Overall Strip Ratio (overburden: mineralization)	0.72	0.72	0.72
Average Annual Gold Production	92.4 k oz	92.4 k oz	92.4 k oz
Average Annual Silver Production	91.8 k oz	91.8 k oz	91.8 k oz
Average Gold Recovery	73.6%	73.6%	73.6%
Average Silver Recovery	14.6%	14.6%	14.6%
Average Total Mining Rate*	46.2 k tpd	46.2 k tpd	46.2 k tpd
Average Mineralized Material Mining Rate*	26.6k tpd	26.6 k tpd	26.6 k tpd
Average Processing Rate*	26.6 k tpd	26.6 k tpd	26.5 k tpd

*	over production years 1-8

Existing shop and office Buildings at Sleeper are located on top of the Facilities Zone, and would require removal and reconstruction. Heap leach pad and process facilities would have to be constructed however; very favorable terrain should result in low cost and rapid completion.

Renewed mining at Sleeper would require the development of a dewatering system to empty the existing mine lake, control inflow to the mine excavations and create a local depression in the hydrologic regime to allow deepening of the mine. The previous mining created a system of dewatering wells, however, only some monitoring wells remain functional. New wells would need to be installed, and a wetlands or rapid infiltration basin constructed.

1.14 INTERPRETATION AND CONCLUSIONS

The Sleeper gold-silver deposit represents a project with a great deal of potential for being an important gold producer in Nevada. Exploration potential adjacent to the mine is very positive as well as brownfield opportunities in the other target within the claim block that still remain to be tested. Although the overall exploration potential was not part of the work scope, MMC reported that this potential had been recognized.

Au and Ag mineralization display various controls, including sub-vertical feeder structures and stockwork halos as well as bedding-parallel controls. The latter, is particularly seen at the Facility Zone, related to what has been interpreted in the model presented here in this report, as the base of the rhyolite (either as a flow or dome) and the contact with the underlying Mesozoic basement. These mineralization trends have not been extensively drilled, and present strong potential for continuity for increasing resources at the project.

A combined heap leach processing plus bio-oxidation scenario was tested to determine the economic viability of the Project. This will help guide PZG for future metallurgical testing and trade off studies in the event PZG will assess the project for preliminary feasibility economics. The alternative demonstrated an opportunity to for a project with a 14 year mine life as well as the ability to feed 50,000 tonnes per day to heap leach facilities for 11 years. The envisioned bio-oxidation plant would be fed with 10,000 tonnes per day of higher grade sulphide mineralization.

1.15 RECOMMENDATIONS

MMC recommends that the QA/QC sample and laboratory analysis evaluation continue to be done on a regular basis during subsequent drillhole campaigns. In addition, the investigations being conducted by Paramount to resolve some of the discrepancies between the principal laboratory and the secondary lab should continue to resolve this prior to the next drill campaign.

MMC recommends that PZG advance the project with a pre-feasibility study (“PFS”.) A PFS is an intermediate exercise, normally not suitable for an investment decision. It has the objectives of determining whether the project concept justifies a detailed analysis by a feasibility study, and whether any aspects of the project are critical to its viability and necessitate in depth investigations through various support studies. A PFS study is an intermediate stage between the relatively inexpensive PEA and a relatively expensive FS. PFS studies are often completed by two or three teams with access to various consulting groups.

MMC recommends that a budget of 1% of the initial capital startup costs of this PEA ($1,450,000 US) would be sufficient to implement a PFS.